                                                                      EX-99.p.21

                              PIMCO CODE OF ETHICS

                           Effective February 15, 2006

                            As amended March 10, 2008

                                  INTRODUCTION

                               General Principles

     This Code of  Ethics  ("Code")  is based on the  principle  that you,  as a director,  officer or other Advisory Employee of Pacific  Investment  Management
Company LLC ("PIMCO"),  owe a fiduciary duty to, among others,  the shareholders of Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO  serves as an advisor or  sub-advisor.  Accordingly,  you must avoid activities,  interests  and  relationships  that  might  interfere  or appear to interfere with making  decisions in the best interests of our Advisory  Clients.
PIMCO  employees are required to comply with all applicable  federal  securities laws.

     At all times, you must observe the following general rules:

1.   You must place the interests of our Advisory Clients first. In other words, as a  fiduciary  you must  scrupulously  avoid  serving  your own  personal interests ahead of the interests of our Advisory  Clients.  You must adhere to this  general  fiduciary  principle  as well as comply  with the  Code's specific  provisions.  Technical compliance with the Code's procedures will not automatically  insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.  PIMCO expects  that,  in your  personal  trading  activities,  as in  your  other activities,  you will behave in an ethical  manner that is consistent  with
     PIMCO's  dedication  to  fundamental  principals  of  openness,  integrity, honesty and trust.

     Your  fiduciary  obligation  applies  not  only  to your  personal  trading activities  but also to actions  taken on behalf of  Advisory  Clients.  In particular,  you may not cause an Advisory Client to take action, or not to take  action,  for your  personal  benefit  rather  than the benefit of the
     Advisory Client. For example,  you would violate this Code if you caused an
     Advisory  Client to purchase a Security or Futures  Contract  you owned for the purpose of increasing  the value of that Security or Futures  Contract.
     If you are a portfolio  manager or an employee who provides  information or advice  to a  portfolio  manager  or helps  execute a  portfolio  manager's decisions,  you  would  also  violate  this  Code  if you  made a  personal investment in a Security or Futures  Contract that might be an  appropriate investment for an Advisory Client without first considering the Security or
     Futures Contract as an investment for the Advisory Client.

     Similarly,  PIMCO expects you to respect and to protect the confidentiality of material  non-public  information about our Advisory Clients.  PIMCO has adopted Policies and Procedures Applicable to the Disclosure of Information
     Regarding the Portfolio  Holdings of the Funds that PIMCO Advises.  You are
     required  to  comply  with  those  policies  and   procedures,   which  are
     incorporated  into this Code and attached hereto as Appendix II. Violations of those policies and procedures may be sanctioned  under the provisions of this Code.

2.   You must  conduct  all of your  personal  Investment  Transactions  in full compliance  with this Code,  the Allianz  Global  Investors of America L.P.
     ("AGI")  Insider  Trading Policy and Procedures  (the "AGI Insider  Trading
     Policy") and applicable federal securities laws, and in such a manner as to avoid any actual or  potential  conflict  of  interest or any abuse of your position of trust and responsibility.  PIMCO encourages you and your family to develop personal investment programs. However, those investment programs
     must  remain  within  boundaries   reasonably   necessary  to  ensure  that
     appropriate  safeguards  exist to protect  the  interests  of our  Advisory
     Clients and to avoid even the  appearance  of  unfairness  or  impropriety.
     Accordingly,  you must comply with the policies and procedures set forth in this Code under the heading PERSONAL  INVESTMENT  TRANSACTIONS and you must comply  with the  policies  and  procedures  set  forth in the AGI  Insider
     Trading  Policy,  which is attached to this Code as Appendix III.  Doubtful situations  should be resolved in favor of our Advisory Clients and against your personal trading.

3.   You must not take inappropriate  advantage of your position. The receipt of investment  opportunities,  perquisites,  gifts or gratuities  from persons seeking  business  with PIMCO  directly or on behalf of an Advisory  Client could  call into  question  the  independence  of your  business  judgment.
     Accordingly,  you must comply with the policies and procedures set forth in this Code  under the  heading  GIFTS AND  SERVICE AS A  DIRECTOR.  Doubtful situations should be resolved against your personal interest.

                         The General Scope Of The Code's
                 Applications To Personal Investment Activities

     The Code  reflects the fact that PIMCO  specializes  in the  management  of fixed income  portfolios.  The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government  obligations,  mortgage-backed  and asset-backed  Securities, money market instruments,  foreign currencies, and futures contracts and options with respect to those  instruments.  For its StocksPLUS  portfolios,  PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks  represented in the S & P 500 index.  For
its  Convertible   portfolios  and  other  Advisory  Clients,   PIMCO  purchases
convertible securities that may be converted or exchanged into underlying shares of common stock.  Other PIMCO Funds may also invest in  convertible  securities.
The Convertible  portfolios and other Advisory Clients may also invest a portion of their assets in common stocks.

     Rule 17j-1  under the  Investment  Company  Act and Rule  204A-1  under the
Investment  Advisers  Act require  reporting  of all  personal  transactions  in
Securities (other than certain Exempt Securities) by certain persons, whether or not they are  Securities  that might be  purchased or sold by PIMCO on behalf of its Advisory Clients.  The Code implements those reporting  requirements as well as  additional  reporting  requirements  that  PIMCO  has  adopted  in  light of regulatory developments regarding trading in mutual fund shares.

     However,  since the purpose of the Code is to avoid  conflicts  of interest arising from personal  trading  activities in Securities  and other  instruments that are held or might be acquired on behalf of our Advisory Clients,  this Code only places restrictions on personal trading activities in such investments.  As a result,  this Code does not place restrictions  (beyond reporting) on personal trading in most individual equity Securities.  Although equities are Securities, they are not  purchased  or sold by  PIMCO on  behalf  of the vast  majority  of
PIMCO's Advisory Clients and PIMCO has established  special  procedures to avoid conflicts of interest that might otherwise  arise from personal  trading in such equity  securities.  On the other hand,  this Code does  require  reporting  and restrict  trading in  certain  Futures  Contracts  that,  although  they are not
Securities,  are  instruments in which PIMCO  frequently  trades for many of its
Advisory Clients.

     This Code applies to PIMCO's  officers  and  directors as well as to all of its Advisory  Employees.  The Code  recognizes  that portfolio  managers and the investment  personnel  who  provide  them  with  advice  and who  execute  their decisions occupy more sensitive positions than other Advisory Employees and that it is  appropriate to subject their  personal  investment  activities to greater restrictions.

                          The Organization Of The Code

     The  remainder  of this Code is  divided  into  three  sections.  The first section concerns Personal Investment Transactions.  The second section describes the  restrictions  on  Gifts  And  Service  As A  Director.  The  third  section summarizes the methods for ensuring Compliance under the Code. In addition,  the following Appendices are also a part of this Code:

I.   Definitions of Capitalized Terms
II.  PIMCO Policies and  Procedures  Applicable to the Disclosure of Information
     Regarding the Portfolio Holdings of the Funds that PIMCO Advises
III. The AGI Insider Trading Policy
IV.  Form for Acknowledgment of Receipt of this Code
V.   Form for Annual Certification of Compliance with this Code
VI.  Form for Initial Report of Accounts
VII. Form for Quarterly Report of Investment Transactions
VIII. Form for Annual Holdings Report
IX.  Preclearance Request Form
X.   Preclearanhce Request Form for an Investment  Transaction in a PIMCO Closed
     End Fund
XI.  Preclearance of AGI Closed End Fund Transaction Form
XII. PIMCO Compliance Officers

                                   Questions

     Questions  regarding this Code should be addressed to a Compliance  Officer listed on Appendix XII.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   In General

     Subject to the limited  exceptions  described  below,  you are  required to report all Investment  Transactions in Securities and Futures  Contracts made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any  account in which you have an  interest or which you direct.
In addition, you must preclear certain Investment Transactions in Securities and
Futures  Contracts  that PIMCO  holds or may  acquire  on behalf of an  Advisory
Client, including certain Investment Transactions in Related Securities.

     The details of these reporting and preclearance  requirements are described below. This Code uses a number of acronyms and capitalized  terms, e.g. AGI, AGI
Closed  End  Fund,(1)  AGID,  Advisory  Client,  Advisory  Employee,  Beneficial
Ownership,  Closed End Fund,  Code,  Compliance  Officer,  Designated  Security,
Duplicate  Broker Reports,  ETF, Exempt Security,  Fixed Income Security,  Fund,
Futures  Contract,  Immediate Family,  Initial Public Offering,  Insider Trading
Policy,  Investment  Company  Act,  Investment  Transaction,  Money Market Fund,
Mutual Fund,  Mutual Fund Security,  Personal Account,  PIMCO,  PIMCO Closed End
Fund,  Portfolio  Employee,  Private  Placement,  Qualified Foreign  Government,
Related Account, Related Security, Relevant Debt Security,  Reportable Fund, and
Security.  The definitions of these acronyms and capitalized terms are set forth in  Appendix  I. To  understand  your  responsibilities  under the  Code,  it is important that you review and understand the definitions in Appendix I.

(1)  Note that many AGI Closed  End Funds are  subadvised  by PIMCO.  Investment
     Transactions  in such Closed End Funds are subject to the AGI  preclearance procedures described on pages 9 and 10.

                              Reporting Obligations

Notification Of Reporting Obligations

     As an Advisory Employee, you are required to report accounts and Investment
Transactions in accordance with the requirements of this Code.

Use Of Broker-Dealers And Futures Commission Merchants

     Unless  you  are  an  independent  director,  you  must  use  a  registered broker-dealer  or  registered  futures  commission  merchant  to  engage  in any purchase  or sale  of a  publicly-traded  Security  or  Publicly-Traded  Futures
Contract.   This  requirement  also  applies  to  any  purchase  or  sale  of  a publicly-traded  Security or of a Publicly-Traded  Futures Contract in which you have,  or by reason of an  Investment  Transaction  will  acquire,  a Beneficial
Ownership  interest.  Thus, as a general matter,  any Investment  Transaction in publicly-traded  Securities or  Publicly-Traded  Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.  For transactions  involving a Mutual Fund Security that may be sold directly by a Mutual Fund, you may transact  purchases or sales of these  shares  with the  Mutual  Fund's  transfer  agent or other  designated entity.

Initial Report

     Within 10 days after  commencing  employment or within 10 days of any event that  causes you to become  subject to this Code (e.g.  promotion  to a position that makes you an Advisory  Employee),  you shall supply to a Compliance Officer copies of the most recent  statements  for each and every  Personal  Account and
Related Account that holds or is likely to hold a Security or a Futures Contract in  which  you  have a  Beneficial  Ownership  interest,  as well as  copies  of confirmations  for  any  and  all  Investment  Transactions  subsequent  to  the effective date of those  statements.  These  documents  shall be supplied to the
Compliance Officer by attaching them to the form appended hereto as Appendix VI.

     On that same form you shall supply the name of any broker, dealer, transfer agent,  bank or futures  commission  merchant  and the  number for any  Personal
Account  and  Related  Account  that holds or is likely to hold a Security  or a
Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement.  You shall also certify,  where indicated on the form, that the contents of the form and the documents  attached thereto disclose all such Personal Accounts and Related Accounts.

     In  addition,  you shall also  supply,  where  indicated  on the form,  the following  information for each Security or Futures Contract in which you have a
Beneficial  Ownership  interest,  to the  extent  that this  information  is not available from the statements attached to the form:

     1.   A  description  of the  Security or Futures  Contract,  including,  as applicable,  its name, title,  interest rate,  maturity date, exchange ticker symbol or CUSIP number;

     2.   The quantity (e.g., in terms of numbers of shares, units or contracts)
          and principal amount (in dollars) of the Security or Futures Contract;
          and

     3.   The  name of any  broker,  dealer,  transfer  agent,  bank or  futures commission  merchant  with which you  maintain an account in which the
          Security or Futures Contract is held.

     The information  contained in your Initial Report  (Appendix VI) and in the statements  and other  documents  attached  to that form must be current as of a date not more than 45 days prior to

the date upon which you become an Advisory Employee. You must sign and date your
Initial Report.

New Accounts

     Immediately upon the opening of a new Personal Account or a Related Account that  holds or is likely to hold a  Security  or a Futures  Contract,  you shall supply a Compliance Officer with the name of the broker, dealer, transfer agent, bank or futures commission merchant for that account, the identifying number for that  Personal  Account  or  Related  Account,  and the  date  the  account  was established.

Timely Reporting Of Investment Transactions

     You must  cause  each  broker,  dealer,  transfer  agent,  bank or  futures commission  merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial  Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade  confirmations  of all Investment  Transactions  in that account and of periodic statements for that account ("Duplicate Broker Reports").

     In addition,  you must report to a Compliance  Officer,  on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, transfer agent, bank or futures commission merchant.

Quarterly Certifications And Reporting

     At the end of the first,  second and third calendar quarters,  a Compliance
Officer will provide you with a list of all  accounts  that you have  previously identified to PIMCO as a Personal  Account or a Related Account that holds or is likely to hold a Security or a Futures Contract. Within 30 days after the end of that calendar quarter,  you shall make any necessary  additions,  corrections or
deletions  to  that  list  and  return  it  to  a  Compliance   Officer  with  a
certification  that:  (a) the list,  as modified  (if  necessary),  represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures  Contracts in which you have or had a Beneficial  Ownership  interest and for which PIMCO should have received or will receive timely Duplicate Broker
Reports  for the  calendar  quarter  just  ended,  and (b) the  broker,  dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely Duplicate Broker Reports for that account no later than 30 days after the end of that calendar quarter.

     You shall provide,  on a copy of the form attached  hereto as Appendix VII, the following  information for each Investment  Transaction  during the calendar quarter just ended,  to the extent that the  Duplicate  Broker  Reports for that calendar  quarter  did not supply or will not supply this  information  to PIMCO within 30 days after the close of the calendar quarter:

     1.   The date of the Investment Transaction;

     2.   A  description  of the  Security or Futures  Contract,  including,  as applicable,  its name, title,  interest rate,  maturity date, exchange ticker symbol or CUSIP number;

     3.   The quantity (e.g., in terms of numbers of shares, units or contracts)
          and principal amount (in dollars) of each Security or Futures Contract involved;

     4.   The nature of the Investment Transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

     5.   The price of the Security or Futures Contract at which the transaction was effected; and

     6.   The name of the  broker,  dealer,  transfer  agent,  bank,  or futures commission  merchant with or through which the Investment  Transaction was effected.

     You shall provide similar  information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VIII, which form shall also be used for the Annual Holdings Report  described  below. You must sign and date each of your Quarterly Reports.

Annual Holdings Reports

     At the end of each  calendar  year,  a  Compliance  Officer  will  promptly provide to you a list of all accounts  that you have  previously  identified  to
PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or a Futures Contract during that calendar year. Within 30 days after the  end of  that  calendar  year,  you  shall  make  any  necessary  additions, corrections or deletions to that list and return it to a Compliance Officer with a  certification  that: (a) the list, as modified (if  necessary),  represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial  Ownership interest as of the end of that  calendar  year and for which  PIMCO  should  have  received or will receive an account  statement of holdings as of the end of that  calendar  year, and (b) the broker, dealer,  transfer agent, bank or futures commission merchant for each account on the list has been  instructed  to send a Compliance  Officer such an account statement.

     You shall provide,  on a copy of the form attached hereto as Appendix VIII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously  referenced  account statements have not supplied or will not supply this information to PIMCO:

     1.   A  description  of the  Security or Futures  Contract,  including,  as applicable,  its name, title,  interest rate,  maturity date, exchange ticker symbol or CUSIP number;

     2.   The quantity (e.g., in terms of numbers of shares, units or contracts)
          and principal amount (in dollars) of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     3.   The  name of any  broker,  dealer,  transfer  agent,  bank or  futures commission  merchant  with which you  maintain an account in which any such  Security or Futures  Contract  has been held or is held for your benefit.

     The information  contained in your Annual  Holdings Report  (Appendix VIII)
and in the statements and other documents attached to or referenced in that form must be current as of a date not more than 45 days prior to the date that report is submitted to PIMCO. You must sign and date your Annual Holdings Report.

     In  addition,  you  shall  also  provide  on your  Annual  Holdings  Report
(Appendix VIII) your Investment  Transaction  information for the fourth quarter of the calendar year just ended.  This  information  shall be of the type and in the form required for the quarterly reports described above.

     All of the Reporting Obligations described above shall apply to Mutual Fund
Securities (other than Money Market Funds) and Exchange-Traded Funds ("ETFs") in
which you have a Beneficial Ownership interest.

Related Accounts

     The reporting and certification  obligations  described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

     It is  important  for you to  recognize  that the  definitions  of "Related
Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker,  dealer,  transfer agent, bank or futures  commission merchant to furnish,  copies of reports for any account  used by or for a member of your  Immediate  Family or a trust in which you or a member of your Immediate
Family has any vested  interest,  as well as for any other accounts in which you may have the  opportunity,  directly  or  indirectly,  to profit or share in the profit derived from any Investment Transaction in that account.

Exemptions From Reporting

     You need not  report  Investment  Transactions  in any  account  over which neither  you nor an  Immediate  Family  Member has or had any direct or indirect influence or control.

     You also need not report  Investment  Transactions in Exempt Securities (as defined  in  Appendix  I) nor need you  furnish,  or  require a broker,  dealer, transfer  agent,  bank or futures  commission  merchant  to  furnish,  copies of confirmations  or  periodic  statements  for  accounts  that  hold  only  Exempt
Securities.  This exemption from reporting shall end  immediately,  however,  at such time as there is an  Investment  Transaction  in that  account in a Futures
Contract or in a Security that is not an Exempt Security.

                       Prohibited Investment Transactions

Initial Public Offerings of Equity Securities

     No  Advisory  Employee  may  acquire  Beneficial  Ownership  of any  equity
Security in an Initial Public Offering.

Private Placements and Initial Public Offering of Debt Securities

     You may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any Fixed Income  Security in an Initial Public  Offering unless you have  received  the prior  written  approval of a Compliance  Officer  listed on
Appendix XII. Approval will not be given unless a determination is made that the investment  opportunity should not be reserved for one or more Advisory Clients, and that the  investment  opportunity  has not been  offered to you by virtue of your position with PIMCO.

     If, after receiving the necessary approval,  you have acquired a Beneficial
Ownership interest in a Fixed Income Security through an Initial Public Offering or in a Security through a Private Placement,  you must disclose that investment when you  play a part in any  consideration  of any  investment  by an  Advisory
Client  in the  issuer  of that  Security,  and  any  decision  to make  such an investment must be  independently  reviewed by a portfolio  manager who does not have a Beneficial Ownership interest in any Security of that issuer.

Allianz AG

     You may not engage in any  Investment  Transaction in Securities of Allianz
AG, except during the trading windows  applicable to such  transactions,  as set forth below under "Blackout Periods."

                                  Preclearance

     All  Investment  Transactions  in  Securities  and Futures  Contracts  in a
Personal  Account or Related  Account,  or in which you  otherwise  have or will acquire a Beneficial  Ownership  interest,  must be  precleared  by a Compliance
Officer  unless an Investment  Transaction,  Security or Futures  Contract falls into  one of the  following  categories  that are  identified  as  "exempt  from preclearance."

Preclearance Procedure

     Preclearance  shall be requested by completing and submitting a copy of the applicable  preclearance request form attached hereto as Appendix IX (or, in the case of an Investment Transaction in a PIMCO Closed End Fund, Appendix X, or, in
the case of an Investment Transaction in an AGI Closed End Fund, Appendix XI) to
a Compliance Officer.  No Investment  Transaction subject to preclearance may be effected  prior to receipt  of written  authorization  of the  transaction  by a
Compliance  Officer.  The  authorization  and the date of authorization  will be reflected on the preclearance  request form.  Unless otherwise  specified,  that authorization shall be effective,  unless revoked, until the earlier of: (a) the close of  business  on the day the  authorization  is  given,  or (b)  until you discover  that the  information  on the  preclearance  request form is no longer accurate. In the case of a request for preclearance of a limit order,  a new request for  preclearance  must be  submitted if your order is not filled by the close of business on the day the authorization is given.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers  necessary to determine that the Investment
Transaction  for which  preclearance  has been sought complies with the terms of this  Code  and is  consistent  with the  general  principles  described  at the beginning of the Code.

     Before  deciding  whether  to  authorize  an  Investment  Transaction  in a particular Security or Futures Contract,  the Compliance Officer shall determine and consider,  based upon the  information  reported or known to that Compliance
Officer,  whether  within  the most  recent 15 days the  Security,  the  Futures
Contract or any Related Security: (a) is or has been held by an Advisory Client, or (b) is being or has been considered for purchase by an Advisory  Client.  The
Compliance  Officer shall also determine  whether there is a pending buy or sell order in the same Security or Futures  Contract,  or in a Related  Security,  on
behalf of an Advisory  Client.  If such an order  exists,  authorization  of the personal  Investment  Transaction shall not be given until the Advisory Client's order is executed or withdrawn.  This  prohibition may be waived by a Compliance
Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client,  and (c) provision can be made for the
Advisory  Client trade to take precedence (in terms of price) over your personal
Investment Transaction.

     For an Investment  Transaction in an AGI Closed End Fund, you must complete and submit the  preclearance  request  form  attached  hereto as Appendix XI and comply  with the AGI  Policy  for  Transactions  in Closed End Funds that may be found  on  the  Legal  and  Compliance  page  of the  PIMCO  intranet  site.  In determining whether to preclear such an Investment  Transaction,  the Compliance
Officer shall coordinate with the AGI Fund  Administration  Group. A list of AGI
Closed  End  Funds  (many of which  are  subadvised  by  PIMCO)  may be found in
Appendix I (as part of the  definition of "AGI Closed End Fund") or on the Legal and Compliance page of the PIMCO intranet site.

Exemptions From Preclearance

     Preclearance   shall  not  be  required   for  the   following   Investment
Transactions,  Securities and Futures  Contracts.  They are exempt only from the
Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

Investment Transactions Exempt From Preclearance

     Preclearance  shall not be  required  for any of the  following  Investment
Transactions:

     1.   Any  transaction in a Security or Futures  Contract in an account that is  managed  or held by a broker,  dealer,  bank,  futures  commission merchant, investment advisor, commodity trading advisor or trustee and over which you do not exercise

                                       10

          investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect  influence or control.  There is a presumption  that you can  influence or control  accounts held by members of your  Immediate  Family  sharing the same  household.  This presumption may be rebutted only by convincing evidence.

     2.   Purchases of Securities under dividend reinvestment plans.

     3.   Purchases of Securities by exercise of rights issued to the holders of a class of  Securities  pro rata,  to the extent  they are issued with respect  to  Securities  in  which  you  have a  Beneficial  Ownership interest.

     4.   Acquisitions  or  dispositions  of Securities as the result of a stock dividend,  stock split,  reverse stock split,  merger,  consolidation, spin-off or other similar  corporate  distribution  or  reorganization applicable to all holders of a class of Securities in which you have a
          Beneficial Ownership interest.

Securities Exempt From Preclearance Regardless Of Transaction Size

     Preclearance  shall not be required for an  Investment  Transaction  in the following  Securities  or  Related  Securities,  regardless  of the size of that transaction:

     1.   All Exempt Securities as defined in Appendix I, i.e., U.S.  Government
          Securities,  shares in Money Market Funds, and high quality short-term debt instruments.

     2.   All Mutual Fund Securities as defined in Appendix I.

     3.   All Closed End Funds and rights  distributed to shareholders in Closed
          End Funds other than any AGI Closed End Fund, PIMCO Closed End Fund or
          Closed End Fund that is a Designated Security.

     4.   All options on any index of equity Securities.

     5.   All Fixed Income  Securities  issued by agencies or  instrumentalities of, or unconditionally guaranteed by, the Government of
                  the United States.

     6.   All  options on foreign  currencies  or baskets of foreign  currencies
          (whether or not traded on an exchange or board of trade).

     7.   Except  for  Designated  Securities  (as  defined  in  Appendix  I and discussed below), all equity Securities and ETFs or options,  warrants or other rights to equity Securities or ETFs.

                                       11

Securities Exempt from Preclearance Depending On Transaction Size

     Preclearance  shall not be required for an  Investment  Transaction  in the following  Securities or Related  Securities if they do not exceed the specified transaction size thresholds  (which  thresholds may be increased or decreased by
PIMCO upon written  notification  to  employees  in the future  depending on the depth and liquidity of the markets for these Fixed Income Securities):

     1.   Purchases  or  sales  of up to  $1,000,000  (in  market  value or face amount,  whichever is lesser) per  calendar  month per issuer of Fixed
          Income Securities issued by a Qualified Foreign Government.

     2.   Purchases or sales of the following  dollar values (measured in market
          value  or  face  amount,   whichever  is  lesser)  of  corporate  debt
          Securities, mortgage-backed and other asset-backed Securities, taxable or  tax-exempt  state,  local and municipal  Fixed Income  Securities, structured  notes and loan  participations,  foreign  government  debt
          Securities  issued  by  non-qualified  foreign  governments,  or  debt
          Securities issued by an international agency or a supranational agency
          (hereinafter collectively referred to as "Relevant Debt Securities"):

          a.   Purchases  or sales of up to  $100,000  per  calendar  month  per issuer if the original  issue size of any Relevant  Debt Security being purchased or sold was less than $50 million;

          b.   Purchases  or sales of up to  $500,000  per  calendar  month  per issuer if the original  issue size of any Relevant  Debt Security being  purchased  or sold was at least $50  million but less than
               $100 million; or

          c.   Purchases or sales of up to  $1,000,000  per  calendar  month per issuer if the original  issue size of any Relevant  Debt Security being purchased or sold was at least $100 million.

Preclearance of Designated Securities

     If a Compliance Officer receives notification, from a Portfolio Employee or otherwise, that an equity Security or a Closed End Fund or an option, warrant or other right to such an equity Security or Closed End Fund is held by an Advisory
Client or is being  considered for purchase or sale by PIMCO on behalf of one or more of its Advisory  Clients,  the  Compliance  Officer will send you an e-mail message or similar transmission notifying you that this equity Security,  Closed
End Fund or option, warrant or other right to that equity Security or Closed End
Fund is now a "Designated Security." A current list of Designated Securities (if any)  will also be  available  on the  Legal  and  Compliance  page of the PIMCO intranet  site.  You must preclear any  Investment  Transaction  in a Designated
Security or a Related  Security  during the period when that  designation  is in effect.

                                       12

Futures Contracts Exempt From Preclearance Regardless Of Transaction Size

     Preclearance  shall not be required for an  Investment  Transaction  in the following  Futures  Contracts,  regardless of the size of that  transaction  (as indicated  in Appendix  I, for these  purposes a "Futures  Contract"  includes a futures option):

     1.   Currency Futures Contracts.

     2.   U.S. Treasury Futures Contracts.

     3.   Eurodollar Futures Contracts.

     4.   Futures Contracts on any index of equity Securities.

     5.   Futures  Contracts on physical  commodities or indices  thereof (e.g., contracts for future  delivery of grain,  livestock,  fiber or metals, whether for physical delivery or cash).

     6.   Privately-Traded Contracts.

Futures Contracts Exempt From Preclearance Depending On Transaction Size

     Preclearance  shall not be required for an  Investment  Transaction  in the following Futures  Contracts if the total number of contracts  purchased or sold during a calendar month does not exceed the specified limitations:

     1.   Purchases or sales of up to 50  Publicly-Traded  Futures  Contracts to acquire  Fixed  Income  Securities  issued by a  particular  Qualified
          Foreign Government.

     2.   Purchases   or   sales   of  up  to  10  of  each   other   individual
          Publicly-Traded  Futures Contract if the open market interest for such
          Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least
          1,000  contracts.   Examples  of  Futures  Contracts  for  which  this
          exemption would be available  include a Futures  Contract on a foreign government debt Security issued by a non-qualified  foreign government as well as a 30-day Federal Funds Futures Contract.

     For  purposes of these  limitations,  a Futures  Contract is defined by its expiration month. For example,  you need not obtain  preclearance to purchase 50
December  Futures  Contracts  on German  Government  Bonds and 50 March  Futures
Contracts on German Government Bonds. Similarly,  you may roll over 10 September
Fed Funds  Futures  Contracts by selling  those 10 contracts  and  purchasing 10
October Fed Funds Futures  Contracts  since the  contracts  being sold and those being purchased have different  expiration  months. On the other hand, you could not  purchase 10 January Fed Funds  Future  Contracts  if the open  interest for those contracts was less than 1,000  contracts,  even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

                                       13

Additional Exemptions From Preclearance

     PIMCO's Chief Compliance  Officer, in consultation with PIMCO's Chief Legal
Officer,  may exempt other  classes of  Investment  Transactions,  Securities or
Futures Contracts from the Code's preclearance  requirement upon a determination that they do not  involve a  realistic  possibility  of  violating  the  general principles described at the beginning of the Code.

Preclearance Required

     Given the exemptions  described above,  preclearance  shall be required for
Investment Transactions in:

     1.   Designated Securities.

     2.   Relevant  Debt  Securities  in  excess of the per  calendar  month per issuer thresholds specified for purchases or sales of those Securities in paragraph 2 under "Securities Exempt from Preclearance Depending on
          Transaction Size."

     3.   More  than  $1,000,000  per  calendar  month in debt  Securities  of a
          Qualified Foreign Government.

     4.   Related  Securities that are  exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or (3) above.

     5.   More than 50  Publicly-Traded  Futures Contracts per calendar month to acquire  Fixed  Income  Securities  issued by a  particular  Qualified
          Foreign Government.

     6.   More than 10 of any other individual  Publicly-Traded Futures Contract or any  Publicly-Traded  Futures  Contract  for which the open  market interest as  reported  in The Wall Street  Journal on the date of your
          Investment  Transaction  (for the  previous  trading day) is less than
          1,000   contracts,   unless  the  Futures   Contract  is  exempt  from
          preclearance regardless of transaction size.

     7.   Any other  Security or  Publicly-Traded  Futures  Contract that is not within the "exempt" categories listed above.

     8.   Any PIMCO Closed End Fund.

     9.   Any AGI Closed End Fund.

                     Holding Periods for Certain Investments

     An Advisory  Employee may not, within 60 calendar days,  purchase and sell, or sell and purchase,  the same Fixed Income Security or Related Security in any account(s) in which the Advisory Employee has a Beneficial Ownership interest.

                                       14

     An Advisory  Employee may not, within 6 months,  purchase and sell, or sell and purchase,  shares of an AGI Closed End Fund subadvised by PIMCO or shares of a PIMCO Closed End Fund in any  account(s) in which the Advisory  Employee has a
Beneficial  Ownership  interest.  Pursuant to the AGI Policy for Transactions in
AGI Closed  End Funds (a copy of which may be found on the Legal and  Compliance page of the PIMCO intranet  site),  the minimum holding period for an AGI Closed
End Fund not subadvised by PIMCO is 60 calendar days.

     As described below,  different  minimum holding periods apply to Investment
Transactions in Mutual Fund Securities (which do not include Closed End Funds).

     A Portfolio  Employee may not, within 60 calendar days,  purchase and sell, or sell and purchase,  the same Designated  Security or Related  Security in any account(s) in which the Portfolio Employee has a Beneficial Ownership interest.

     These minimum  holding  periods do not apply to Investment  Transactions in
U.S.  Government  Securities,  most equity  Securities,  shares of Money  Market
Funds,  index  options or Futures  Contracts  nor do they apply to a purchase or sale in connection  with one of the four  categories of Investment  Transactions
Exempt From  Preclearance  described  above,  including  purchases of Securities under a dividend reinvestment plan.

                                Blackout Periods

     You may not  purchase or sell a Security,  a Related  Security or a Futures
Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

     As noted  previously in the  description  of the  Preclearance  Process,  a
Compliance Officer may not preclear an Investment Transaction in a Security or a
Futures Contract at a time when there is a pending buy or sell order in the same
Security  or  Futures  Contract,  or a Related  Security,  until  that  order is executed or withdrawn.

     These  prohibitions do not apply to Investment  Transactions in any Futures
Contracts that are exempt from preclearance regardless of transaction size.

     Special Blackout Periods apply to Investment Transactions in AGI Closed End
Funds (see the AGI Policy for  Transactions  in AGI Closed End Funds,  a copy of which may be found on the Legal and Compliance page of the PIMCO intranet site).

     You are not  permitted  to purchase or sell shares of Allianz AG during any designated  blackout  period.  A blackout  period  starts six weeks prior to the release of Allianz AG annual  financial  statements  and two weeks  prior to the release of Allianz AG quarterly  results.  These blackout  periods also apply to the  exercise  of cash  settled  options  or any kind of  rights  granted  under compensation  or incentive  programs that completely or in part refer to Allianz
AG.

                                       15

                     Transactions In Mutual Fund Securities

Reporting of Mutual Fund Security Transactions

     All of the  Reporting  Obligations  described  in the Code  shall  apply to
Mutual  Fund  Securities  (other  than Money  Market  Funds) in which you have a
Beneficial  Ownership  interest.  For purposes of the Code, shares of Closed End
Funds  and  ETFs  are  not  considered   Mutual  Fund   Securities.   Investment
Transactions  in Closed End Funds and ETFs are covered by other  sections of the
Code.

Holding Periods for Mutual Fund Security Transactions

     An Advisory  Employee may not, within 30 calendar days,  purchase and sell, or sell and purchase,  the same Mutual Fund Security in any  account(s) in which the Advisory Employee has a Beneficial  Ownership interest.  This 30-day minimum holding  period  applies to purchases and sales of the same Mutual Fund Security regardless of whether those  transactions  occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation  account,  etc.) or across  multiple  accounts  in which  the  Advisory  Employee  has a  Beneficial
Ownership  interest.  With respect to a Mutual Fund that invests  exclusively or primarily  in Funds or other  collective  investment  vehicles  or pools  (often referred to as a "fund of funds"),  this minimum  holding period applies only to the  investment in the top-tier  Mutual Fund.  Thus, for purposes of determining compliance  with this  minimum  holding  period,  an  Advisory  Employee  is not required to "look through" a fund of funds in which he or she invests.

     This  minimum  holding  period shall not apply with respect to purchases or sales made pursuant to (1) automatic  reinvestment of dividends,  capital gains, income or interest  received from a Mutual Fund,  or (2) a periodic  investment, redemption, or reallocation plan in a deferred compensation,  401(k), retirement or other account (e.g.,  purchases of Mutual Fund Securities every pay period in an  employee's  401(k)  account).  In  order  to  rely on  this  exception,  the investment  options in the plan may not be changed more frequently than every 30 calendar days.  This minimum holding period also does not apply to a purchase or sale in connection  with one of the four  categories of Investment  Transactions
Exempt From Preclearance described above.

                                       16

                         GIFTS AND SERVICE AS A DIRECTOR

                                      Gifts

     You may not accept any  investment  opportunity,  gift,  gratuity  or other thing of more than nominal  value from any person or entity that does  business, or  desires to do  business,  with PIMCO  directly  or on behalf of an  Advisory
Client (a "Giver").  You may, however,  accept gifts from a single Giver so long as the value of each gift is modest  and their  aggregate  value does not exceed
$1,000 per quarter.  This includes  business  meals,  sporting  events and other entertainment  events  at the  expense  of a Giver,  so long as the  expense  is reasonable,  infrequent and both you and the Giver are present. You are expected to comply with the PIMCO Vendor,  Broker and Issuer Conduct Policy and to notify a Compliance Officer if you are the recipient of a gift, business meal, sporting event or other  entertainment event whose value may exceed a guideline set forth in that Policy.  If the value of a gift, meal or event exceeds such a guideline, you may be asked to pay a charity the amount of that excess.

     If  you  are  a  registered  representative  of  Allianz  Global  Investors
Distributors  LLC ("AGID"),  the aggregate annual gift value from a single Giver shall  not  exceed  $100.00.  As an AGID  representative,  you are  required  to maintain  a record of each gift,  gratuity,  investment  opportunity  or similar item, and make such record available to a Compliance Officer upon request.

                              Service As A Director

     If you are an  Advisory  Employee,  you  may  not  serve  on the  board  of directors or other governing board of a publicly traded entity,  other than of a
Fund for which PIMCO is an advisor or sub-advisor,  unless you have received the prior  written  approval  of the Chief  Executive  Officer  and the Chief  Legal
Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory
Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                       17

                                   COMPLIANCE

                 Delivery of The Code to All Advisory Employees

     On or before the effective date of this Code, the Compliance Officers shall provide a copy of the Code to each  Advisory  Employee.  If the Code is amended, the Compliance  Officers shall provide a copy of that amendment to each Advisory
Employee on or before the  effective  date of that  amendment.  On or before the commencement of each new Advisory Employee's employment, a Compliance Officer or his/her  designee  shall provide a copy of the Code and of any amendments to the
Code to that new Advisory Employee.

                                 Certifications

Upon Receipt Of This Code

     Upon  commencement  of your  employment or the effective date of this Code, whichever  occurs later,  you shall be required to  acknowledge  receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix IV. By that acknowledgment, you will also agree:

     1.   To read the  Code,  to make a  reasonable  effort  to  understand  its provisions,  and to ask  questions  about  those  provisions  you find confusing or difficult to understand.

     2.   To  comply  with the  Code,  including  its  general  principles,  its
          reporting  requirements,   its  preclearance  requirements,   and  its
          provisions regarding gifts and service as a director.

     3.   To advise the members of your Immediate  Family about the existence of the Code, its  applicability to their personal trading  activity,  and your  responsibility  to assure that their personal  trading  activity complies with the Code.

     4.   To cooperate fully with any  investigation  or inquiry by or on behalf of  a  Compliance  Officer  to  determine  your  compliance  with  the provisions of the Code.

     In addition,  your acknowledgment will recognize that any failure to comply with the  Code and to honor  the  commitments  made by your  acknowledgment  may result in disciplinary action, including dismissal.

Annual Certificate Of Compliance

     You are  required  to  certify  on an annual  basis,  on a copy of the form attached  hereto as Appendix V, that you have  complied  with each  provision of
your  initial   acknowledgment   (see  above).   In   particular,   your  annual
certification  will  require  that you  certify  that you have

                                       18

read and that you understand the Code, that you recognize you are subject to its provisions,  that you complied with the requirements of the Code during the year just ended and that you have disclosed,  reported,  or caused to be reported all
Investment  Transactions  required to be disclosed  or reported  pursuant to the requirements of the Code.

                              Post-Trade Monitoring

     The Compliance  Officers shall review the Initial  Reports,  Annual Holding
Reports,  Quarterly  Transaction  Reports,  Duplicate  Broker  Reports and other information supplied to them concerning your personal Investment Transactions so that  they  can  detect  and  prevent  potential  violations  of the  Code.  The
Compliance  Officers  may also  review  and rely upon  reports  and  information provided to them by third parties,  including AGI. PIMCO's  Compliance  Officers will  perform  such  investigations  and make such  inquiries  as they  consider necessary  to  perform  their  post-trade  monitoring  function.  You  agree  to cooperate with any such  investigation  and to respond to any such inquiry.  You should expect that,  as a matter of course,  the  Compliance  Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures
Contract  that occurs on the same day as a  transaction  in the same Security or
Futures Contract on behalf of an Advisory Client.

                      Duty to Report Violations of the Code

     Each Advisory Employee is required to report any suspected violation of the
Code and any other  violation of federal  securities  laws promptly to the Chief
Compliance Officer.

                                     Waivers

     PIMCO's Chief Compliance  Officer, in consultation with PIMCO's Chief Legal
Officer,  may  grant an  individual  waiver  to an  Advisory  Employee  from any requirement  of this Code (other than any  requirement  specified  by Rule 17j-1 under the  Investment  Company  Act or under Rule  204A-1  under the  Investment
Advisers Act) if together they determine that  compliance  with the  requirement would  impose an undue burden or hardship on the  Advisory  Employee.  The Chief
Compliance  Officer shall  maintain a log of each waiver  granted that includes,
among  other  things,  the  name  of  the  Advisory  Employee,   the  particular
requirement of the Code to which the waiver  applies,  the effective date of the waiver, and a summary of the reasons why the waiver was granted.

                                Remedial Actions

     If you violate this Code,  you are subject to remedial  actions,  which may include,  but are not  limited  to,  full or partial  disgorgement  of  profits, imposition of a fine, censure,  demotion,  suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation.  As part of any sanction,  you may be  required  to reverse  an  Investment  Transaction  and to forfeit any profit or to absorb any loss from the transaction.

     PIMCO's  Chief Legal  Officer and Chief  Compliance  Officer shall have the ultimate  authority to determine  whether you have violated the Code and, if so, the  remedial  actions they  consider  appropriate  or required by law,  rule or regulation. In making their determination, the Chief Legal Officer and the Chief
Compliance  Officer shall  consider,  among other  factors,  the gravity of your violation,  the frequency of your violations,  whether any violation caused harm
or

                                       19

the  potential of harm to any Advisory  Client,  your efforts to cooperate  with their  investigation,  and your  efforts to correct  any  conduct  that led to a violation.

                        Reports To Directors And Trustees

Reports Of Material Violations

     The General  Counsel of AGI and the  directors  or trustees of any affected
Fund  that is an  Advisory  Client  will be  informed  on a timely  basis of any material violation of this Code.

Reports of Material Changes To The Code

     PIMCO will promptly advise the directors or trustees of any Fund that is an
Advisory Client if PIMCO makes any material change to this Code.

Annual Reports

     PIMCO's  management  will furnish a written report  annually to the General
Counsel of AGI and to the directors or trustees of each Fund that is an Advisory
Client. Each report, at a minimum, will:

     1.   Describe  any  issues  arising  under  the Code,  or under  procedures implemented  by  PIMCO  to  prevent  violations  of  the  Code,  since management's last report,  including,  but not limited to, information about  material  violations  of the  Code,  procedures  and  sanctions imposed  in  response  to such  material  violations,  and  individual waivers from any requirement of the Code; and

     2.   Certify  that PIMCO has adopted  procedures  reasonably  necessary  to prevent Advisory Employees from violating the Code.

                                  Recordkeeping

     Beginning  on the  effective  date of this Code,  PIMCO will  maintain  the following  records,  which shall be  available  to the  Securities  and Exchange
Commission or any  representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1.   PIMCO's  Chief  Compliance  Officer  shall  maintain,  in  any  easily accessible place at PIMCO's principal office:

          (a)  a copy of PIMCO's  current Code and of each  predecessor  of that
               Code that was in effect at any time within the previous  five (5)
               years;

          (b)  a record of any violation of the Code, and of any action taken as a result of the violation,  for at least five (5) years after the end of the fiscal year in which the violation occurred;

                                       20

          (c)  copies of all written acknowledgements of receipt of the Code for each Advisory Employee who is currently,  or within the past five years was, an Advisory Employee;

          (d)  a copy of each report made by an  Advisory  Employee  pursuant to this Code,  including  any Duplicate  Broker Report  submitted on behalf  of that  Advisory  Employee,  for at least  two (2) years after the end of the fiscal year in which that report was made or that information was provided;

          (e)  a list of the names of all persons who are  currently,  or within the past five (5) years were, Advisory Employees and/or otherwise required to make  reports  pursuant to this Code and the names of all persons who are or were responsible for reviewing the reports of those Advisory Employees;

          (f)  a copy of each  report to the  General  Counsel  of AGI or to the directors or trustees of a Fund that is an Advisory Client for at least two (2) years  after  the end of the  fiscal  year in which that report was made;

          (g)  the log  required  under  "Waivers"  for at least  five (5) years after the end of the fiscal  year in which the  relevant  waivers were granted; and

          (h)  a  record  of  any  decision,  and  the  reasons  supporting  the decision, to approve the acquisition by an Advisory Employee of a
               Beneficial  Ownership  interest  in any  Security  in an  Initial
               Public  Offering or in a Private  Placement for at least five (5)
               years after the end of the fiscal year in which such approval was granted.

     2.   PIMCO  shall also  maintain  the  following  additional  records in an easily accessible place:

          (a)  a copy of each report made by an  Advisory  Employee  pursuant to this Code,  including  any Duplicate  Broker Report  submitted on behalf of that  Advisory  Employee,  for at least  five (5) years after the end of the fiscal year in which that report was made or that information was provided; and

          (b)  a copy of each  report to the  General  Counsel  of AGI or to the directors or trustees of a Fund that is an Advisory Client for at least five (5) years  after the end of the  fiscal  year in which that report was made.

                                       21

                                   APPENDIX I

                        Definitions Of Capitalized Terms

The following definitions apply to the capitalized terms used in the Code:

AGI

The acronym "AGI" means Allianz Global Investors of America L.P.

AGI Closed End Fund

     The term "AGI Closed End Fund" means any Closed End Fund  identified  below or on the  Legal  and  Compliance  page of the  PIMCO  intranet  site.  Advisory
Employees  are  encouraged  to check the PIMCO  intranet site for changes to the list below.

AGI Closed End Funds Subadvised by PIMCO                  Other AGI Closed End Funds
----------------------------------------------------      --------------------------------------------------------
PIMCO California Municipal Income Fund (PCQ)              Municipal Advantage Fund (MAF)
PIMCO California Municipal Income Fund II (PCK)           NFJ Dividend, Interest & Premium Strategy Fund (NFJ)
PIMCO California Municipal Income Fund III (PZC)          Nicholas-Applegate Convertible & Income Fund (NCV)
PIMCO Corporate Income Fund (PCN)                         Nicholas-Applegate Convertible & Income Fund II (NCZ)
PIMCO Corporate Opportunity Fund (PTY)                    Nicholas-Applegate International & Premium Strategy Fund (NAI)
PIMCO Floating Rate Income Fund (PFL)
PIMCO Floating Rate Strategy Fund (PFN)
PIMCO Global StocksPLUS & Income Fund (PGP)
PIMCO High Income Fund (PHK)
PIMCO Municipal Income Fund (PMF)
PIMCO Municipal Income Fund II (PML)
PIMCO Municipal Income Fund III (PMX)
PIMCO New York Municipal Income Fund (PNF)
PIMCO New York Municipal Income Fund II (PNI)
PIMCO New York Municipal Income Fund III (PYN)

AGID

     The acronym "AGID" means Allianz Global Investors Distributors LLC.

Advisory Client

     The term  "Advisory  Client"  shall have the meaning  provided in the first paragraph of the Code.

Advisory Employee

     The term  "Advisory  Employee"  means:  (1) a director,  officer or general partner  of PIMCO  or an  employee  of PIMCO  (or of any  company  in a  control relationship to PIMCO): (a) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security  or  Futures  Contract  by PIMCO on behalf of an  Advisory
Client;  (b) who has access to  non-public  information  regarding  any Advisory
Client's purchase or sale of Securities, or non-public information regarding the portfolio  holdings of any Reportable  Fund; (c) whose  functions  relate to the making of any recommendations with respect to the purchase or sale of a Security or Futures  Contract  by PIMCO on behalf of an  Advisory  Client;  or (d) who is involved in making securities  recommendations  to Advisory Clients,  or who has access to such recommendations that are non-public; or (2) any natural person in
a  control   relationship   to  PIMCO   who   obtains   information   concerning
recommendations made to a Fund with regard to the purchase or sale of a Security by the Fund.

Beneficial Ownership

     As a general  matter,  you are considered to have a "Beneficial  Ownership"
interest  in a  Security  or a  Futures  Contract  if you have the  opportunity, directly  or  indirectly,  to  profit  or share in any  profit  derived  from an
Investment Transaction in that Security or Futures Contract. You are presumed to have a Beneficial  Ownership  interest in any Security or Futures Contract held, individually or jointly, by you or a member of your Immediate Family (as defined below). In addition,  unless specifically excepted by a Compliance Officer based on a  showing  that  your  interest  in a  Security  or a  Futures  Contract  is sufficiently  attenuated  to avoid  the  possibility  of  conflict,  you will be considered  to have a Beneficial  Ownership  interest in a Security or a Futures
Contract  held  by:  (1) a  joint  account  to  which  you  are a  party,  (2) a partnership in which you are a general  partner,  (3) a partnership in which you or your Immediate Family holds a controlling  interest and with respect to which
Security  or  Futures  Contract  you or your  Immediate  Family  has  investment discretion,  (4) a limited  liability company in which you are a manager-member,
(5) a limited  liability  company in which you or your Immediate  Family holds a controlling  interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion,  (6) a trust in which you or a member of your Immediate  Family has a vested  interest or serves as a trustee with investment discretion,  (7) a closely-held corporation in which you or your
Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment  discretion,  or
(8) any account (including retirement, pension, deferred

                                     II-23

compensation  or similar  account) in which you or your  Immediate  Family has a substantial economic interest.

     For purposes of this Code, "Beneficial Ownership" shall also be interpreted in a manner consistent with SEC Rule 16a-1(a)(2) (17 C.F.R.ss.240.16a-1(a)(2)).

Closed End Fund

     The term  "Closed End Fund" means (1) a  collective  investment  vehicle or pool that is a  "Closed-End  Company"  as  defined  in  Section  5(a)(2)  of the
Investment  Company  Act and  registered  as an  investment  company  under  the
Investment  Company  Act, (2) a  collective  investment  vehicle or pool that is organized  or  established  outside of the United  States  which  issues a fixed number of Securities  which  generally does not provide the right to purchase or redeem such Securities or (3) a collective  investment vehicle or pool organized or established in the United States that is either  excluded from the definition of  "investment  company"  under the  Investment  Company  Act,  or relies on an applicable  exemption from  registration  under the  Investment  Company Act and which issues a fixed number of Securities  no class of which is publicly  traded in the U.S.,  and which  generally  does not  provide  the right to  purchase or redeem such Securities.

Code

     The term "Code" shall have the same meaning provided in the first paragraph of the Code.

Compliance Officer

     The term "Compliance  Officer" means a PIMCO  Compliance  Officer listed on
Appendix XII to the Code.

Designated Security

     The term "Designated Security" shall mean any equity Security or Closed End
Fund or an option,  warrant or other right to such an equity  Security or Closed
End  Fund  designated  as  such  by  a  Compliance   Officer,   after  receiving
notification,  from a Portfolio Employee or otherwise, that said equity Security or Closed  End Fund is held by an  Advisory  Client or is being  considered  for purchase or sale by PIMCO on behalf of one or more of its  Advisory  Clients.  A current list of Designated  Securities  may be found on the Legal and Compliance page of the PIMCO intranet site.

Duplicate Broker Reports

     The  term  "Duplicate  Broker  Reports"  means  duplicate  copies  of trade confirmations of relevant Investment Transactions and of periodic statements for a relevant Personal Account or Related Account.

                                     II-24

ETF

     The acronym "ETF" means an Exchange-Traded Fund.

Exempt Security

     The term "Exempt Security" refers to:

     1.   Direct obligations of the Government of the United States;

     2.   Shares issued by open-end Funds that are Money Market Funds; and

     3.   Bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements.  For  these  purposes,  a "high  quality  short-term  debt instrument" means any instrument having a maturity at issuance of less than 366 days  and  that is  rated  in one of the two  highest  rating categories by a Nationally Recognized Statistical Rating Organization.

Fixed Income Security

     The term "Fixed Income  Security" shall mean a fixed income Security issued by an agency  or  instrumentality  of, or  unconditionally  guaranteed  by,  the
Government of the United States, a corporate debt Security, a mortgage-backed or other  asset-backed  Security,  a taxable or  tax-exempt  fixed income  Security issued by a state or local  government  or a political  subdivision  thereof,  a structured note or loan participation,  a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code,  the term "Fixed  Income  Security"  shall not be  interpreted  to include a U.S.  Government  Security or any other  Exempt  Security  (as defined above).

Fund

     The term "Fund" means an investment company registered under the Investment
Company Act.

Futures Contract

     The term "Futures  Contract"  includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade,  such as the Chicago  Board of Trade,  the  Chicago  Mercantile  Exchange,  the London
International  Financial Futures Exchange or the New York Mercantile Exchange (a
"Publicly-Traded Futures Contract"),  as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult
with a Compliance  Officer prior to entering  into a transaction  in case of any doubt. For purposes of this definition,  a  Publicly-Traded  Futures Contract is defined by its expiration month,  i.e., a Publicly-Traded  Futures Contract on a
U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded
Futures Contract from a Publicly-Traded

                                     II-25

Futures  Contract on a U.S.  Treasury Bond that expires in July. For purposes of this Code,  "Futures  Contract" shall not include a "security future" as defined
in   Section   3(a)(55)   of  the   Securities   Exchange   Act  of   1934   (15
U.S.C.ss.78c(a)(55)).

Immediate Family

     The term "Immediate  Family" means any of the following  persons who reside in your household,  depend on you for basic living support, or for whom you have investment discretion:  your spouse, any child, stepchild,  grandchild,  parent, stepparent,  grandparent,  sibling,  mother-in-law,  father-in-law,  son-in-law,
daughter-in-law,   brother-in-law,  or  sister-in-law,  including  any  adoptive relationships.

Initial Public Offering

     The  term  "Initial  Public  Offering"  means  an  offering  of  securities registered  under the Securities  Act of 1933 (15 U.S.C.ss.  77a), the issuer of which,  immediately  before the  registration,  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities  Exchange Act of 1934 (15
U.S.C.ss.78m orss. 78o(d)).

Insider Trading Policy

     The term "Insider Trading Policy" shall mean the AGI Insider Trading Policy and Procedures attached as Appendix III to this Code.

Investment Company Act

     The term "Investment Company Act" means the Investment Company Act of 1940, as amended.

Investment Transaction

     The term "Investment  Transaction" means any transaction in a Security or a
Futures  Contract  in which you  have,  or by  reason  of the  transaction  will acquire, a Beneficial Ownership interest, and includes,  among other things, the writing of an option to purchase or sell a Security.

Money Market Fund

     The term "Money Market Fund" means any taxable or  tax-exempt  money market
Fund or any similar open-end Fund.

Mutual Fund

     The term "Mutual  Fund" means (1) a collective  investment  vehicle or pool that is an open-end management  investment company as defined in Section 5(a)(1)
of the Investment  Company Act and registered as an investment company under the
Investment  Company  Act  (other  than  Money  Market  Funds  that  are  "Exempt
Securities," as defined above), (2) a collective investment vehicle or pool that is organized or established outside of the United States that

                                     II-26

generally  provides  the right to purchase or redeem  Securities  issued by such fund on a daily basis, or (3) a collective  investment vehicle or pool organized or established in the United States that is either  excluded from the definition of  "investment  company"  under the  Investment  Company  Act,  or relies on an applicable  exemption from registration under the Investment Company,  and which generally  provides  the right to purchase or redeem  Securities  issued by such fund on a daily basis.

Mutual Fund Security

     The term "Mutual Fund Security" means an equity Security issued by a Mutual
Fund.

Personal Account

     The term "Personal  Account" means the following  accounts that hold or are likely to hold a Security (as defined  below) or a Futures  Contract (as defined above) in which you have a Beneficial  Ownership  interest:  any account in your individual  name;  any joint or  tenant-in-common  account  in which you have an interest  or are a  participant;  any  account  for  which  you act as  trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise  control (other than non-related  clients'  accounts over which you have  investment  discretion),  including  the  accounts  of  entities controlled  directly or  indirectly  by you; and any other  account in which you have a Beneficial  Ownership  interest  (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PIMCO

     The acronym "PIMCO" shall mean Pacific Investment Management Company LLC.

PIMCO Closed End Fund

     The term "PIMCO  Closed End Fund" means any Closed End Fund for which PIMCO acts as investment  advisor,  including,  but not necessarily  limited to, PIMCO
Commercial   Mortgage   Securities  Trust,  Inc.,  and  PIMCO  Strategic  Global
Government  Fund,  Inc. A current list of PIMCO Closed End Funds may be found on the Legal and Compliance page of the PIMCO intranet site.

Portfolio Employee

     The  term  "Portfolio  Employee"  means:  (1) a  portfolio  manager  or any employee of PIMCO (or of any company in a control  relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making  recommendations  regarding  the purchase or sale of  securities  by a
Fund, or (2) any natural person who controls  PIMCO and who obtains  information concerning  recommendations  made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund.  For these  purposes,  "control"
has the same  meaning as in Section  2(a)(9) of the  Investment  Company Act (15
U.S.C.ss. 80a-2(a)(9)).

                                     II-27

Private Placement

     The  term  "Private  Placement"  means  an  offering  that is  exempt  from registration  under the  Securities  Act of 1933  pursuant  to  Section  4(2) or
Section 4(6) (15 U.S.C.ss.77d(2) orss. 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R.ss.ss.230.504, 230.505, or 230.506) under the Securities Act of
1933.

Qualified Foreign Government

     The term "Qualified  Foreign  Government" means a national  government of a developed  foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign  Governments will be prepared as of the last business day of each calendar quarter, will be available from the
Chief  Compliance  Officer,  and will be effective  for the  following  calendar quarter.

Related Account

     The term  "Related  Account"  means  any  account,  other  than a  Personal
Account,  that  holds a  Security  or a  Futures  Contract  in which  you have a
Beneficial Ownership interest.

Related Security

     The term "Related  Security" shall mean any option to purchase or sell, and any Security  convertible  into or  exchangeable  for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been  considered  for  purchase by PIMCO on behalf of one of its
Advisory Clients.

Relevant Debt Security

     The term  "Relevant Debt  Security"  shall mean corporate debt  Securities, mortgage-backed and other asset-backed Securities, taxable and tax-exempt state,
local  and  municipal  Fixed  Income  Securities,   structured  notes  and  loan
participations,  foreign  government  debt  Securities  issued by  non-qualified foreign  governments,  or debt securities issued by an international agency or a supranational agency.

Reportable Fund

     The term "Reportable Fund" shall mean any Fund for which PIMCO serves as an investment advisor (as defined in Section 2(a)(2) of the Investment Company Act)
or any Fund whose investment advisor or principal underwriter controls PIMCO, is controlled by PIMCO, or is under common control with PIMCO.

Security

     As a general matter,  the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment),  ETF, Closed End Fund, limited  partnership  interest or investment contract other than an Exempt Security

                                     II-28

(as defined above).  The term  "Security"  includes a Mutual Fund Security or an option on a Security, on an index of Securities, on a currency or on a basket of currencies,  including  such an option  traded on the  Chicago  Board of Options
Exchange or on the New York, American,  Pacific or Philadelphia Stock Exchanges,
as well as such an option traded in the over-the-counter market. For purposes of this Code, the term "Security"  shall include a "security  future" as defined in
Section 3(a)(55) of the Securities Exchange Act of 1934, but otherwise shall not include a Futures Contract or a physical  commodity (such as foreign exchange or a precious metal).

     As a technical  matter,  the term  "Security"  shall,  except as  otherwise provided above, have the meaning set forth in Section 2(a)(36) of the Investment
Company Act (15 U.S.C.ss.80a-2(a)(36)), which defines a Security to mean:

     Any note, stock, treasury stock, security future, bond debenture,  evidence of indebtedness,  certificate of interest or participation in any profit-sharing
agreement,   collateral-trust   certificate,   preorganization   certificate  of
subscription, transferable share, investment contract, voting-trust certificate, certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including any interest  therein or based on the value thereof),  or any put,  call,  straddle,  option,  or  privilege  entered  into on a  national securities exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a "security",  or any certificate of interest or instrument  commonly  known as a "security",  or any  certificate of interest or participation in, temporary or interim  certificate for, receipt for,  guarantee of, warrant or right to subscribe to or purchase, any of the foregoing.

                                     II-29

                                   APPENDIX II

                   PIMCO Policies and Procedures Applicable to
                     The Disclosure of Information Regarding
               The Portfolio Holdings of Funds that PIMCO Advises

                           Effective February 15, 2006

I.   Introduction

This document  sets forth the policies and  procedures to be followed by Pacific
Investment  Management  Company LLC ("PIMCO")  and its  officers,  directors and employees  (hereinafter  collectively referred to as "Employees")  regarding the disclosure of  non-public  information  about the portfolio  holdings of various registered  investment  companies and collective  investment  vehicles for which
PIMCO serves as an investment advisor or sub-advisor, including, but not limited to, PIMCO Funds, PIMCO Funds:  Private Account Portfolio Series ("PAPS" ), PIMCO
Variable  Insurance  Trust  ("PVIT"),  PIMCO Funds:  Global  Investor Series plc
("GIS"), PIMCO Luxembourg Trusts ("Luxembourg"),  EQT PIMCO Funds ("Australia"),
and various  "Private  Sponsored  and  Unsponsored  Funds" (such as  StocksPLUS,
L.P.), PIMCO Global Relative Value Fund ("GRV"),  PIMCO Absolute Return Strategy
Funds ("PARS"),  various U.S.  Sub-Advised 1940 Act Funds,  PIMCO Bermuda Trusts
("Bermuda  Funds"),  PIMCO Cayman Trusts ("Cayman  Funds"),  PIMCO Canada Trusts
("Canada Funds") and  PIMCO-sponsored  and unsponsored 1940 Act Closed End Funds
(the "Closed End Funds") (collectively the "Funds").

These  Policies and Procedures  are intended to protect the  confidentiality  of each Fund's non-public  portfolio holdings,  to prevent the misuse and selective disclosure of such  information,  and to help ensure compliance by PIMCO and the
Funds with the federal securities laws,  including the Investment Company Act of
1940 ("1940 Act"),  the Investment  Advisers Act of 1940 ("Advisers  Act"),  the
rules promulgated  thereunder and general  principles of fiduciary duty or other equivalent legislation and duties that govern the non-US Funds noted above.

II.  General  Policies  Regarding  the  Disclosure  of  Non-Public   Information
     Regarding the Portfolio Holdings of Funds PIMCO Advises

No PIMCO Employee shall disclose  information  regarding the specific  portfolio holdings of any Fund to any person outside of PIMCO,  except as permitted by the portfolio  holdings policy set forth for that Fund or Fund group in Part III and
Table A hereto.

If a Fund or a Fund's advisor has adopted a more  restrictive  policy  regarding the  disclosure of non-public  information  about its portfolio  holdings,  then
PIMCO and its  Employees  shall follow that policy with respect to the portfolio holdings information of that Fund.

                                     II-30

The foregoing prohibitions are not intended to and do not restrict or prevent:

     A.   The disclosure of relevant  information to a Fund's service  provider, including an advisor or sub-advisor to a Fund, that requires access to such  information in order to fulfill its  contractual  duties to that
          Fund.

     B.   The  disclosure  of  any  information  that  may  be  required  by any applicable  law or regulation,  a court order or any applicable  EDGAR filing requirement established by the SEC or any equivalent regulatory requirement.

     C.   The disclosure of non-specific  information and/or summary information
          (e.g., on a composite  basis) about the holdings of one or more Funds.
          Except as permitted  above,  such  information  shall not identify any specific portfolio holding,  but may reflect,  among other things, the quality or character of a Fund's portfolio.

     D.   The  disclosure  of  non-public  information  regarding  the portfolio holdings  of a  Fund  to  certain  mutual  fund  analysts  and  rating agencies,  such as Morningstar and Lipper Analytical Services or other similar entities,  for the purpose of facilitating their review of the
          Funds,  provided,  however, that any recipient of non-public portfolio holdings information is subject to a confidentiality agreement meeting the requirements of the relevant Fund's Portfolio Holdings  Disclosure
          Policy.

     E.   The  disclosure  of  portfolio  holdings  information  with respect to securities  held by the  Funds  that are in  default,  distressed,  or experiencing a negative credit event at any time after such disclosure has been broadly disseminated via the Funds' website or other means.

Any other  exceptions to the foregoing  prohibition  must be approved by PIMCO's
Chief Legal Officer or Chief Compliance Officer.

III. Permitted Disclosure of a Fund's Portfolio Holdings Information

With respect to each Fund or group of Funds  described on Table A hereto,  PIMCO and its Employees shall be permitted to disclose  information  about each Fund's specific portfolio holdings after the dates described on Table A. Table A may be revised from time to time as additional Funds are added or deleted or disclosure policies are updated. If a date described on Table A falls on a weekend or other non-business  day, such  information  shall be available  for  disclosure on the following business day.

IV.  Remedial Actions for Violations of These Policies and Procedures

Any PIMCO  Employee who violates  the policies and  procedures  set forth herein shall be subject to remedial  action  under the PIMCO Code of Ethics,  which may include the imposition of a fine, censure, demotion, suspension or dismissal, or any other  sanction or remedial  action  required  by law,  rule or  regulation.
PIMCO's Chief Legal Officer and Chief Compliance Officer shall have

                                     II-31

the  ultimate  authority to  determine  whether an Employee  has violated  these
policies  and  procedures   and,  if  so,  the  remedial  action  they  consider
appropriate   or  required  by  law,  rule  or   regulation.   In  making  their
determination,  the Chief Legal Officer and the Chief  Compliance  Officer shall consider,  among other factors, the gravity of the Employee's violation of these policies and  procedures,  the  frequency of such  violations  by the  Employee, whether any  violation  caused  harm or the  potential  for harm to a Fund,  the efforts of the Employee to cooperate with their investigation and the efforts of that Employee to correct any conduct that led to the violation.

                                      II-32

                                     TABLE A

------------------------------------------------------- -----------------------------------------------------
Fund or Fund Group                                      Disclosure Permitted
------------------------------------------------------- -----------------------------------------------------
PIMCO Funds, PVIT                                       No sooner than 60 calendar days after quarter end
                                                        or, if earlier, the date upon which the Funds:  (a)
                                                        mail to shareholders an annual or semiannual report
                                                        containing the Fund's portfolio holdings or (b)
                                                        file the Fund's portfolio holdings with the SEC on
                                                        Form N-Q.  In general, the Funds will transmit an
                                                        annual or semiannual report to shareholders, or
                                                        will file a Form N-Q with the SEC, on or about the
                                                        60th day after a quarter's end.
------------------------------------------------------- -----------------------------------------------------
GIS, Luxembourg                                         No sooner than 60 calendar days after quarter end.
------------------------------------------------------- -----------------------------------------------------
Australia                                               No sooner than 15 calendar days after month end.
------------------------------------------------------- -----------------------------------------------------
PAPS, GRV, PARS, Private Sponsored and Unsponsored      No sooner than 5 calendar days after month end.
Funds, Canada Funds
------------------------------------------------------- -----------------------------------------------------
U.S. Sub-Advised 1940 Act Funds                         Information available daily to the sponsor or other
                                                        entity designated by the sponsor.
------------------------------------------------------- -----------------------------------------------------
Bermuda Funds                                           Portfolio holdings information is available to any
                                                        shareholder upon request as of the end of each
                                                        month and made available no sooner than 10 calendar
                                                        days after month-end.  Additionally, certain Funds
                                                        serve as underlying investment vehicles for
                                                        subscription only by other collective investment
                                                        vehicles.  Portfolio holdings information is
                                                        available on a daily basis to investment advisers
                                                        and management companies to these collective
                                                        investment vehicles.  All such collective
                                                        investment vehicle subscribers must agree to
                                                        maintain the confidentiality of this information.
------------------------------------------------------- -----------------------------------------------------
Cayman Funds                                            Portfolio holdings information is available to any
                                                        shareholder upon request as of the end of each
                                                        month and made available no sooner than 10 calendar
                                                        days after month-end.  Additionally, certain Funds
                                                        serve as underlying investment vehicles for
                                                        subscription only by other collective investment
                                                        vehicles.  Portfolio holdings information is
                                                        available on a daily basis to investment advisers
                                                        and management companies to these collective
                                                        investment vehicles.  All such collective
                                                        investment vehicle subscribers must agree to
                                                        maintain the confidentiality of this information.
                                                        Shareholders of the PIMCO Cayman Global LIBOR Plus
                                                        (U.S. Dollar-Hedged) Fund may, upon request,
                                                        receive portfolio holdings information weekly, as
                                                        of the last Japanese business day of each week, no
                                                        sooner than 3 calendar days after the last Japanese
                                                        business day of that week.
------------------------------------------------------- -----------------------------------------------------
Closed End Funds                                        For sponsored Closed End Funds, inquiries regarding
                                                        holdings should be directed to 1-866-746-2606
                                                        solely for the most recent Form N-Q, semi-annual
                                                        and/or annual report or www.pcmfund.com for PCM or
                                                        www.rcsfund.com for RCS; for unsponsored Closed End
                                                        Funds, inquiries regarding holdings should be
                                                        directed to 1-800-426-0107 or www.pimcofunds.com
                                                        solely for the most recent Form N-Q, semi-annual
                                                        and/or annual report.
------------------------------------------------------- -----------------------------------------------------

                                  APPENDIX III

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                      INSIDER TRADING POLICY AND PROCEDURES

SECTION I.  POLICY STATEMENT ON INSIDER TRADING

A.   Policy Statement on Insider Trading

Allianz Global Investors of America L.P. ("the Company") and its division or its subsidiaries,  including,  Pacific  Investment  Management  Company LLC, Allianz
Hedge Fund Partners L.P.,  Allianz Private Client Services LLC,  Allianz Private
Equity Partners LLC, Cadence Capital Management LLC,  Nicholas-Applegate Capital
Management LLC, NFJ Investment Group L.P., OCC Distributors  LLC, OpCap Advisors
LLC,  Oppenheimer  Capital LLC, PA Fund Management LLC, PA Managed Accounts LLC,
PA Retail  Holdings LLC, PA CD  Distributors  LLC, PEA Capital LLC, ADAM Capital
Management  LLC and Alpha  Vision  Capital  Management  LLC  (collectively,  the
Company or AGI Advisers)  forbid any of their  officers,  directors or employees from  trading,  either  personally or on behalf of others (such as, mutual funds and  private  accounts  managed  by an AGI  Advisor),  on the basis of  material non-public  information  or  communicating  material  non-public  information to others in  violation  of the law.  This  conduct is  frequently  referred  to as
"insider trading". This is a group wide policy.

The term "insider  trading" is not defined in the federal  securities  laws, but generally is used to refer to the situation  when a person trades while aware of material non-public  information or communicates material non-public information to others in breach of a duty of trust or confidence.

While  the  law  concerning  insider  trading  is not  static,  it is  generally understood that the law prohibits:

(1)  trading by an insider, while aware of material, non-public information; or

(2)  trading by a non-insider,  while aware of material, non-public information, where the  information  was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3)  communicating  material,  non-public  information  to others in breach of a duty of trust or confidence.

This policy applies to every such officer,  director and employee and extends to activities  within and  outside  their  duties at the  Company.  Every  officer, director and employee must read and retain this policy statement.  Any questions regarding  this policy  statement  and the related  procedures  set forth herein should be referred to your local compliance officer.

The  remainder  of this  memorandum  discusses in detail the elements of insider trading,  the penalties for such unlawful conduct and the procedures  adopted by the Company to implement its policy against insider trading.

1.   TO WHOM DOES THIS POLICY APPLY?

This  Policy  applies  to all  employees,  officers  and  directors  (direct  or indirect) of the Company ("Covered Persons"),  as well as to any transactions in any  securities  participated  in by  family  members,  trusts  or  corporations controlled by such persons.  In  particular,  this Policy  applies to securities transactions by:

     o    the Covered Person's spouse;
     o    the Covered Person's minor children;
     o    any other relatives living in the Covered Person's household;
     o    a trust in which the Covered Person has a beneficial interest,  unless such person has no direct or indirect control over the trust;
     o    a trust as to which the Covered Person is a trustee;
     o    a revocable trust as to which the Covered Person is a settlor;
     o    a corporation of which the Covered  Person is an officer,  director or
          10% or greater stockholder; or
     o    a partnership of which the Covered Person is a partner (including most investment  clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.   WHAT IS MATERIAL INFORMATION?

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information  is deemed  to be  material.  "Material  information"  generally  is defined  as  information  for which  there is a  substantial  likelihood  that a reasonable  investor would consider it important in making his or her investment decisions,  or  information  that is  reasonably  certain to have a  substantial effect on the price of a company's securities.

Although  there is no precise,  generally  accepted  definition of  materiality, information  is likely to be  "material"  if it relates to  significant  changes affecting such matters as:

     o    dividend or earnings expectations;
     o    write-downs or write-offs of assets;
     o    additions to reserves for bad debts or contingent liabilities;
     o    expansion or curtailment of company or major division operations;
     o    proposals   or   agreements   involving  a  joint   venture,   merger,
          acquisition;
     o    divestiture, or leveraged buy-out;
     o    new products or services;
     o    exploratory, discovery or research developments;
     o    criminal indictments, civil litigation or government investigations;
     o    disputes with major  suppliers or customers or significant  changes in the relationships with such parties;
     o    labor disputes including strikes or lockouts;
     o    substantial changes in accounting methods;
     o    major litigation developments;
     o    major personnel changes;
     o    debt service or liquidity problems;
     o    bankruptcy or insolvency;
     o    extraordinary management developments;
     o    public offerings or private sales of debt or equity securities;
     o    calls, redemptions or purchases of a company's own stock;
     o    issuer tender offers; or
     o    recapitalizations.

                                      III-2

Information  provided  by a company  could be material  because of its  expected effect on a particular class of the company's  securities,  all of the company's securities,  the  securities of another  company,  or the  securities of several companies. Moreover, the resulting prohibition against the misuses of "material"
information  reaches  all types of  securities  (whether  stock or other  equity interests,  corporate debt, government or municipal  obligations,  or commercial paper) as well as any option  related to that  security  (such as a put, call or index security).

Material  information  does not have to  relate  to a  company's  business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain  information  about the contents of a forthcoming  newspaper column that was expected to affect the market price of a security. In that case, a  reporter  for The  Wall  Street  Journal  was  found  criminally  liable  for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.   WHAT IS NON-PUBLIC INFORMATION?

In order for issues  concerning  insider trading to arise,  information must not only be  "material",  it  must  be  "non-public".  "Non-public"  information  is
information   which  has  not  been  made  available  to  investors   generally.
Information  received in circumstances  indicating that it is not yet in general circulation  or where the  recipient  knows or should know that the  information could  only have been  provided  by an  "insider"  is also  deemed  "non-public"
information.

At  such  time  as  material,   non-public   information  has  been  effectively
distributed to the investing  public, it is no longer subject to insider trading
restrictions.   However,   for   "non-public"   information   to  become  public
information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that  "material"  information is public,  you should be able to point to some fact verifying that the information  has become  generally  available,  for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall
Street  Journal,  The  New  York  Times  or  Financial  Times),  or  a  publicly
disseminated  disclosure  document  (a  proxy  statement  or  prospectus).   The
circulation of rumors or "talk on the street", even if accurate,  widespread and reported in the media, does not constitute the requisite public disclosure.  The information  must not only be  publicly  disclosed,  there must also be adequate time for the market as a whole to digest the  information.  Although  timing may vary depending upon the circumstances,  a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public  information is not made public by selective  dissemination.
Material information improperly disclosed only to institutional  investors or to a fund analyst or a favored group of analysts retains its status as "non-public"
information which must not be disclosed or otherwise misused. Similarly, partial disclosure  does not constitute  public  dissemination.  So long as any material component  of the  "inside"  information  possessed by the Company has yet to be publicly  disclosed,  the  information  is  deemed  "non-public"  and may not be misused.

                                     III-3

Information  Provided in Confidence.  It is possible that one or more directors, officers, or employees of the Company may become temporary "insiders" because of a duty of trust or  confidence.  A duty of trust or  confidence  can arise:  (1)
whenever a person agrees to maintain  information  in  confidence;  (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the  information  knows or  reasonably  should know that the person communicating  the material  non-public  information  expects that the recipient will maintain its confidentiality;  or (3) whenever a person receives or obtains material  non-public  information  from  certain  close  family  members such as spouses, parents,  children and siblings. For example,  personnel at the Company may become insiders when an external source,  such as a company whose securities are held by one or more of the  accounts  managed by an AGI  Adviser,  discloses material, non-public information to AGI Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an  "insider",  the  Company  has a duty not to breach the trust of the party that has  communicated the "material,  non-public"  information by misusing that information.  This duty may arise because an AGI Adviser has entered or has been invited to enter into a  commercial  relationship  with the  company,  client or prospective client and has been given access to confidential  information solely for the corporate purposes of that company,  client or prospective  client. This duty  remains  whether  or not an AGI  Adviser  ultimately  participates  in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at an
AGI  Adviser  must be  especially  wary of  "material,  non-public"  information disclosed in breach of corporate  insider's duty of trust or confidence  that he or she owes the corporation and shareholders. Even where there is no expectation of  confidentiality,  a person may become an "insider" upon receiving  material, non-public  information in  circumstances  where a person knows, or should know, that a corporate insider is disclosing  information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the  disclosure  is an  improper  "tip" that  renders  the  recipient a "tippee"
depends on whether the corporate insider expects to benefit  personally,  either directly  or  indirectly,  from the  disclosure.  In the  context of an improper disclosure by a corporate insider,  the requisite  "personal benefit" may not be limited to a present or future  monetary  gain.  Rather,  a prohibited  personal benefit could include a reputational benefit, an expectation of a "quid pro quo"
from  the  recipient  or the  recipient's  employer  by a gift  of the  "inside"
information.

A person  may,  depending  on the  circumstances,  also become an  "insider"  or
"tippee" when he or she obtains apparently material,  non-public  information by happenstance,  including  information  derived from social situations,  business gatherings,  overheard  conversations,  misplaced  documents,  and  "tips"  from insiders or other third parties.

                                     III-4

4. IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company,  in the securities of a company about which you may have potential material,  non-public information, ask yourself the following questions:

i.   Is this information that an investor could consider important in making his or her investment  decisions?  Is this information that could substantially affect the market price of the securities if generally disclosed?

ii.  To whom  has this  information  been  provided?  Has the  information  been effectively  communicated  to the  marketplace  by being  published  in The
     Financial Times,  Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe  regulatory,  civil and criminal sanctions to which you the Company and its personnel  could be subject,  any director,  officer and employee  uncertain  as to  whether  the  information  he or  she  possesses  is
"material non-public" information should immediately take the following steps:

i.   Report the matter  immediately  to a Compliance  Officer or the Chief Legal
     Officer of the Company;

ii.  Do not  purchase  or sell the  securities  on behalf of yourself or others, including  investment  companies  or  private  accounts  managed  by an AGI
     Adviser; and

iii. Do not  communicate the  information  inside or outside the Company,  other than to a Compliance Officer or the Chief Legal Officer of the Company.

After the Compliance  Officer or Chief Legal Officer has reviewed the issue, you
will  be  instructed   to  continue  the   prohibitions   against   trading  and
communication or will be allowed to trade and communicate the information.

5.   PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating  material  non-public  information are severe,  both for  individuals  involved  in such  unlawful  conduct  and  their employers. A person can be subject to some or all of the penalties below even if he or she does not  personally  benefit from the violation.  Penalties  include:
civil  injunctions,  treble damages,  disgorgement  of profits,  jail sentences, fines for the person who  committed  the  violation  of up to three  times,  the profit gained or loss avoided, whether or not the person actually benefited, and fines for the  employer  or other  controlling  person of up to the  greater  of
$1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

                                     III-5

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.   Procedures to Implement the Policy Against Insider Trading

The following  procedures have been  established to aid the officers,  directors and employees of an AGI Adviser in avoiding insider  trading,  and to aid an AGI
Adviser in preventing, detecting and imposing sanctions against insider trading.
Every  officer,  director  and  employee  of an AGI Adviser  must  follow  these procedures or risk serious sanctions, including dismissal,  substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1.   No  employee,  officer or  director of the Company who is aware of material non-public  information relating to the Company or any of its affiliates or subsidiaries,  including  Allianz AG, may buy or sell any securities of the
     Company,  including  Allianz  AG, or  engage  in any  other  action to take advantage of, or pass on to others, such material non-public information.

2.   No  employee,  officer or  director of the Company who is aware of material non-public  information  which  relates  to any other  company or entity in circumstances  in which  such  person  is  deemed  to be an  insider  or is otherwise subject to restrictions under the federal securities laws may buy or sell  securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3.   No  employee,  officer  or  director  of  the  Company  shall  engage  in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific  procedures  published from time to time by the Company.

4.   No employee shall engage in a personal securities  transaction with respect to any  securities  of any other  company,  except in  accordance  with the specific procedures set forth in the Company's Code of Ethics.

5.   Employees shall submit reports  concerning  each securities  transaction in accordance  with the terms of the Code of Ethics and verify their  personal ownership of securities in accordance  with the procedures set forth in the
     Code of Ethics.

6.   Because even inadvertent  disclosure of material non-public  information to others can lead to significant legal difficulties,  officers, directors and employees  of the  Company  should not  discuss  any  potentially  material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

                                     III-6

B.   Information Barrier Procedures

The Insider Trading and Securities  Fraud  Enforcement Act in the US require the establishment  and strict  enforcement  of  procedures  reasonably  designed  to prevent the misuse of "inside" information.  Accordingly, you should not discuss material  non-public  information  about the  Company  or other  companies  with anyone, including other employees, except as required in the performance of your regular duties.  In addition,  care should be taken so that such  information is secure. For example,  files containing material non-public information should be sealed;  access to computer files  containing  material  non-public  information should be restricted.

C.   Resolving Issues Concerning Insider Trading

The federal  securities laws,  including the US laws governing  insider trading, are  complex.  If you have any  doubts or  questions  as to the  materiality  or non-public  nature  of  information  in  your  possession  or as to  any  of the applicability or interpretation of any of the foregoing  procedures or as to the propriety of any action,  you should  contact  your  Compliance  Officer.  Until advised to the contrary by a  Compliance  Officer,  you should  presume that the information  is  material  and  non-public  and  you  should  not  trade  in the securities or disclose this information to anyone.

                                     III-7

                                  APPENDIX IV

                           ACKNOWLEDGMENT OF RECEIPT

                                     of the
                               Code of Ethics of
                                    and the
              Insider Trading Policy and Procedures Applicable to

                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     I hereby  certify  that I have  received  the  attached  Code of Ethics and
Insider Trading Policy and Procedures.  I hereby agree to read the Code, to make a reasonable  effort to understand  its  provisions  and to ask questions  about those  provisions I find confusing or difficult to  understand.  I also agree to
comply  with  the  Code,   including  its  general  principles,   its  reporting
requirements,  its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics,  its  applicability to their personal trading  activity,  and my  responsibility to assure that their personal trading activity complies with the Code of Ethics.  Finally,  I agree to cooperate fully with any  investigation  or inquiry by or on behalf of a  Compliance  Officer to determine my compliance  with the  provisions of the Code. I recognize  that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.

Date: ________________             _______________________
                                   Signature

                                   _______________________
                                   Print Name

                                   APPENDIX V

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    with the
                                Code of Ethics of

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     I hereby certify that I have complied with the  requirements of the Code of
Ethics and Insider  Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its  provisions.  I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported  all  transactions  required to be  disclosed  or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this  certification may result in disciplinary action, including dismissal.

Date: ________________             _______________________
                                   Signature

                                   _______________________
                                   Print Name

                                   APPENDIX VI

                           INITIAL REPORT OF ACCOUNTS

                                 Pursuant to the
                                Code of Ethics of

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     In accordance with the Code of Ethics,  I have attached to this form copies of the most recent  statements for each and every  Personal  Account and Related
Account that holds or is likely to hold a Security or Futures  Contract in which
I have a Beneficial  Ownership interest,  as well as copies of confirmations for any and all Investment  Transactions  subsequent to the effective dates of those statements.(2)

     In addition,  I hereby supply the following  information for each and every
Personal  Account and  Related  Account in which I have a  Beneficial  Ownership interest for which I cannot supply the most recent account statement:

(1)  Name of employee: _____________________________

(2)  If  different  than (1),  name of the person in whose  name the  account is held: _____________________________

(3)  Relationship of (2) to (1):_____________________________

(4)  Firm(s) at which Account is maintained: _____________________________

(5)  Account Number(s): _____________________________

(6)  Name and phone number(s) of Broker or Representative: _____________________

(7)  Account holdings: _____________________________

     Description of the Security or
      Futures Contract (including,
        as applicable, its name,
     title, interest rate, maturity           Quantity
      date, exchange ticker symbol        (numbers of shares,                                   Broker, Dealer, Transfer
              or CUSIP no.)               units or contracts)        Principal Amount ($)          Agent, Bank or FCM

1.      ___________________              ______________               _______________            ___________________
2.      ___________________              ______________               _______________            ___________________
3.      ___________________              ______________               _______________            ___________________
4.      ___________________              ______________               _______________            ___________________
5.      ___________________              ______________               _______________            ___________________

(Attach additional sheets if necessary)

     I also  supply the  following  information  for each and every  Security or
Futures Contract in which I have a Beneficial Ownership interest,  to the extent this information is not available  elsewhere on this form or from the statements and  confirmations  attached to this form.  This includes  Securities or Futures
Contracts held at home, in safe deposit boxes, or by an issuer.

                                       Description of the
                                      Security or Futures
                                      Contract (including,
                                      as applicable, its
                                     name, title, interest
                Person Who            rate, maturity date,          Quantity                                     Broker, Dealer,
             Owns the Security       exchange ticker symbol     (numbers of shares,                           Transfer Agent, Bank
            Or Futures Contract          or CUSIP no.)         units or contracts)     Principal Amount ($)           or FCM
1.       ___________________           _________________         _________________      _________________       _________________
2.       ___________________           _________________         _________________      _________________       _________________
3.       ___________________           _________________         _________________      _________________       _________________
4.       ___________________           _________________         _________________      _________________       _________________
5        ___________________            _________________        _________________      _________________       _________________

(Attach additional sheets if necessary.)

     I hereby certify that this form and the  attachments  (if any) identify all of the Personal Accounts, Related Accounts,  Securities and Futures Contracts in
which I have a Beneficial Ownership interest as of this date.

                                   _______________________
                                   Signature

                                   _______________________
                                   Print Name

Date: ________________

Attachments

(2)  The Code of Ethics  uses  various  capitalized  terms  that are  defined in
     Appendix I to the Code. The capitalized  terms used in this Report have the same definitions.

                                  APPENDIX VII

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

               ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC ("AGID")

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                   FOR THE QUARTER ENDED ______________, 200_

Please mark one of the following:

     |_|  No reportable Investment Transactions have occurred during the quarter just ended.
     |_|  Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts  identified on the attached  list,  which,  as  modified  (if  necessary),  represents  a complete list of the Personal  Accounts and Related Accounts that hold
          Securities  or Futures  Contracts  in which I have or had a Beneficial
          Ownership  interest and for which PIMCO  should have  received or will receive timely  Duplicate Broker Reports for the calendar quarter just ended.(3) I hereby certify that the broker,  dealer,  transfer  agent, bank or futures  commission  merchant  for each such  account has been instructed to send a Compliance  Officer  Duplicate Broker Reports for that account no later than 30 days after the close of the quarter just ended.

The  following  information  for  Investment  Transactions  during the  calendar quarter just ended does not appear on the Duplicate  Broker  Reports  referenced above.

               Description of the Security
               or Futures Contract (including,
               as applicable, its name, title,       Quantity
               interest rate, maturity date,      (numbers of shares,                                              Broker, Dealer,
Transaction    exchange ticker symbol or C        units or contracts)        Nature of Transaction   Transaction   Transfer Agent
Date           CUSIP no.)                         and Principal Amount($)    (i.e., buy or sell)     Price         Bank or FCM
------------  ---------------------------------  ------------------------  ------------------------  ------------  -----------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I hereby  certify  that this  form and the  attached  list (if any) of  Personal
Accounts and Related Accounts are accurate and complete as of the date indicated
below.
SPECIAL NOTE TO AGID REGISTERED REPS AND ACCESS PERSONS: You will not have to fill out an extra form for each quarter for AGID.

                                                SIGNED: ___________________

                                                PRINT NAME:________________

                                                DATE:______________________

1.   Please  see the Code of Ethics  for a full  description  of the  Investment
     Transactions that must be reported.

2.   Transaction Date. In the case of a market transaction, state the trade date
     (not the settlement date).

3.   Title of Security or Futures Contract. State the name of the issuer and the class of the Security  (e.g.,  common stock,  preferred stock or designated issue of debt securities). For Fixed Income Securities,  please provide the
     Security's interest rate and maturity date. For all Securities, provide, as applicable,  the exchange  ticker symbol or CUSIP number for that Security.
     For a Futures  Contract,  state the title of any  Security  subject  to the
     Futures Contract and the expiration date of the Futures Contract.

4.   Numbers of Shares or Contracts and Principal  Amount.  State the numbers of shares of  Securities,  the face amount of Fixed Income  Securities  or the units of other  securities.  For  options,  state the amount of  securities subject to the option.  Provide the  principal  amount of each  Security or
     Futures Contract. If your ownership interest was through a spouse, relative or other  natural  person or through a  partnership,  trust,  other entity, state the entire  quantity of Securities or Futures  Contracts  involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5.   Nature  of  Transaction.  Identify  the  nature of the  transaction  (e.g., purchase, sale or other type of acquisition or disposition).

6.   Transaction  Price.  State the  purchase  or sale  price per share or other unit,  exclusive of brokerage  commissions or other costs of execution.  In the case of an  option,  state the price at which the  option is  currently exercisable. No price need be reported for transactions not involving cash.

7.   Broker, Dealer,  Transfer Agent, Bank or FCM Effecting  Transaction.  State
     the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.   Signature. Sign and date the report in the spaces provided.

9.   Filing of Report.  A report should be filed NOT LATER THAN 30 CALENDAR DAYS after the end of each calendar quarter with:

     PIMCO
     ATTN:  Compliance Officer
     840 Newport Center Drive
     Suite 100
     Newport Beach, CA  92660

10.  Duplicate  Broker  Reports.  Please  remember that  duplicates of all trade confirmations,  purchase and sale reports,  and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VIII

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

               ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC ("AGID")

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 200_

     I hereby certify that, except as indicated below, all Securities or Futures
Contracts in which I had a Beneficial  Ownership interest at the end of the 200_
calendar year were held in Personal  Accounts or Related Accounts  identified on the  attached  list,  as modified  (if  necessary),  for which PIMCO should have received or will receive an account  statement of holdings as of the end of that calendar  year.(4) I hereby  certify  that the broker,  dealer,  bank or futures commission  merchant  for  each  such  account  has  been  instructed  to send a
Compliance  Officer timely  Duplicate  Broker Reports,  including a statement of holdings in that account as of the end of the calendar year.

The following  information  describes other  Securities or Futures  Contracts in which I had a Beneficial  Ownership  interest as of the end of the 200_ calendar year:

Description of the Security or Futures
Contract (including, as applicable, its
 name, title, interest rate, maturity                   Quantity
date, exchange ticker symbol or CUSIP       (numbers of shares, units or contracts)      Broker, Dealer, Transfer Agent
                 no.)                              and Principal Amount ($)                      Bank or FCM
-----------------------------------------  ------------------------------------------  --------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Please mark one of the following:

     |_|  No reportable Investment Transactions have occurred during the quarter just ended.

     |_|  Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts  identified on the attached  list,  which,  as  modified  (if  necessary),  represents  a complete list of the Personal  Accounts and Related Accounts that hold
          Securities  or Futures  Contracts  in which I have or had a Beneficial
          Ownership  interest and for which PIMCO  should have  received or will receive timely  Duplicate Broker Reports for the calendar quarter just ended.(5) I hereby certify that the broker,  dealer,  transfer  agent, bank or futures  commission  merchant  for each such  account has been instructed to send a Compliance  Officer  Duplicate Broker Reports for that account no later than 30 days after the close of the quarter just ended.

The  following  information  for  Investment  Transactions  during the  calendar quarter just ended does not appear on the Duplicate  Broker  Reports  referenced above.

               Description of the Security
               or Futures Contract (including,
               as applicable, its name, title,       Quantity
               interest rate, maturity date,      (numbers of shares,                                              Broker, Dealer,
Transaction    exchange ticker symbol or C        units or contracts)        Nature of Transaction   Transaction   Transfer Agent
Date           CUSIP no.)                         and Principal Amount($)    (i.e., buy or sell)     Price         Bank or FCM
------------  ---------------------------------  ------------------------  ------------------------  ------------  -----------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

I hereby  certify  that this  form and the  attached  list (if any) of  Personal
Accounts and Related Accounts are accurate and complete as of the date indicated
below.

SPECIAL NOTE TO AGID REGISTERED  REPS AND ACCESS  PERSONS:  You will not have to fill out an extra form for each year for AGID.

                                                SIGNED: ___________________

                                                PRINT NAME:________________

                                                DATE:______________________

1.   Please  see the Code of Ethics  for a full  description  of the  Investment
     Transactions that must be reported.

2.   Transaction Date. In the case of a market transaction, state the trade date
     (not the settlement date).

3.   Title of Security or Futures Contract. State the name of the issuer and the class of the Security  (e.g.,  common stock,  preferred stock or designated issue of debt securities). For Fixed Income Securities,  please provide the
     Security's interest rate and maturity date. For all Securities, provide, as applicable,  the exchange  ticker symbol or CUSIP number for that Security.
     For a Futures  Contract,  state the title of any  Security  subject  to the
     Futures Contract and the expiration date of the Futures Contract.

4.   Numbers of Shares or Contracts and Principal  Amount.  State the numbers of shares of  Securities,  the face amount of Fixed Income  Securities  or the units of other  securities.  For  options,  state the amount of  securities subject to the option.  Provide the  principal  amount of each  Security or
     Futures Contract. If your ownership interest was through a spouse, relative or other  natural  person or through a  partnership,  trust,  other entity, state the entire  quantity of Securities or Futures  Contracts  involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5.   Nature  of  Transaction.  Identify  the  nature of the  transaction  (e.g., purchase, sale or other type of acquisition or disposition).

6.   Transaction  Price.  State the  purchase  or sale  price per share or other unit,  exclusive of brokerage  commissions or other costs of execution.  In the case of an  option,  state the price at which the  option is  currently exercisable. No price need be reported for transactions not involving cash.

7.   Broker, Dealer,  Transfer Agent, Bank or FCM Effecting  Transaction.  State
     the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.   Signature. Sign and date the report in the spaces provided.

9.   Filing of Report.  A report should be filed NOT LATER THAN 30 CALENDAR DAYS after the end of each calendar year with:

     PIMCO
     ATTN:  Compliance Officer
     840 Newport Center Drive
     Suite 100
     Newport Beach, CA  92660

10.  Duplicate  Broker  Reports.  Please  remember that  duplicates of all trade confirmations,  purchase and sale reports,  and periodic statements must be sent to the firm by your broker. You should use the address above.

                                   APPENDIX IX

                            PRECLEARANCE REQUEST FORM

     This form must be submitted to a Compliance  Officer  before  executing any
Investment  Transaction for which  preclearance is required under the PIMCO Code of Ethics.  Before  completing  this form,  you  should  review the PIMCO  Code, including the terms  defined in that Code.  The  capitalized  terms used in this form  are  governed  by  those  definitions.  In  addition,  the  Code  provides
information  regarding  your  preclearance   obligations  under  the  Code,  and
information  regarding the  Transactions,  Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(6)

     No Investment  Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment  Transaction by a Compliance
Officer.  Unless otherwise  specified,  that  authorization  shall be effective, unless  revoked,  until the  earlier  of (a) the close of  business  on the date authorization  is given,  or (b) until you  discover  that  information  on this preclearance request form is no longer accurate.

(1)  Your Name: _____________________________________

(2)  If the Investment Transaction will be in someone else's name or in the name
     of a trust, the name of that person or trust:    __________________________

     The relationship of that person or trust to you:___________________________

(3)  Name of the firm (e.g., broker,  dealer, bank, futures commission merchant)
     through which the Investment Transaction will be executed:
     ________________________________________________________

     The relevant account number at that firm:_____________________________

(4)  Issuer of the  Security  or  identity  of the  Futures  Contract  for which preclearance is requested: ____________________________________

     The    relevant     exchange     ticker    symbol    or    CUSIP    number:
     ____________________________________

(5)  The maximum numbers of shares, units or contracts for which preclearance is requested,  or  the  market  value  or  face  amount  of the  Fixed  Income
     Securities for which preclearance is requested:
     ________________________________________________________

(6)  The type of  Investment  Transaction  for which  preclearance  is requested
     (check all that apply): ___ Purchase    ___ Sale         ____ Market Order
                             ____ Limit Order (Price Of Limit Order:_______)

 Please answer the following questions TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a)  Do you possess material  non-public  information  regarding the Security or
     Futures Contract identified above or regarding the issuer of that Security?
      ____ Yes  ____ No

(b)  Is the  Security  or Futures  Contract  identified  above held by any PIMCO
     Advisory Client or is it a Related Security (as defined in the PIMCO Code)?
     ____ Yes  ____ No

(c)  Is there a pending buy or sell order on behalf of a PIMCO  Advisory  Client for the Security or Futures Contract identified above or for a Security for which the Security identified above is a Related Security?
     ____ Yes  ____ No

(d)  Do you intend or do you know of another's intention to purchase or sell the
     Security or Futures Contract  identified above, or a Security for which the
     Security  identified  above is a  Related  Security,  on  behalf of a PIMCO
     Advisory Client?
     ____ Yes  ____ No

(e)  Has the Security or Futures Contract identified above or a Related Security been  considered  for purchase by a PIMCO  Advisory  Client within the most recent  15 days?  (Note:  rejection  of any  opportunity  to  purchase  the
     Security  or Futures  Contract  for an  Advisory  Client  would  require an affirmative response to this question.)
     ____ Yes  ____ No

(f)  Is the Security being acquired in an Initial Public Offering?(7)
     ____ Yes  ____ No

(g)  Are you acquiring or did you acquire  Beneficial  Ownership of the Security in a Private Placement?(8)
     ____ Yes  ____ No

(h)  If you are seeking  preclearance of a purchase or sale of Securities,  have you purchased or sold the same or similar Securities,  or have you acquired or  disposed  of a  Beneficial  Ownership  interest  in the same or similar
     Securities, within the past 60 calendar days?(9)
     ____ Yes  ____ No

By executing this form, you hereby certify that you have reviewed the PIMCO Code of  Ethics  and  believe  that the  Investment  Transaction  for  which  you are requesting  preclearance  complies with the General  Principles and the specific requirements of the PIMCO Code.

                                        _____________________________
                                              Employee Signature

                                        _____________________________
                                              Print or Type Name

                                        _____________________________
                                               Date Submitted

(6)  Unless exempted, preclearance is required for any Investment Transaction in
     Securities,  Related  Securities or Futures Contracts in a Personal Account
     or a  Related  Account  in which  you  have or will  acquire  a  Beneficial
     Ownership interest.

(7)  Under the PIMCO  Code,  Advisory  Employees  are not  permitted  to acquire equity  Securities in an Initial Public  Offering.  The PIMCO Code requires special  preclearance  of  acquisitions  of Fixed Income  Securities  in an
     Initial Public Offering.

(8)  The PIMCO Code  applies  special  rules to the  acquisition  of  Securities through a Private  Placement and to the disposition of Securities  acquired through a Private Placement.

(9)  Under the PIMCO Code,  there are certain  minimum holding periods for Fixed
     Income Securities,  Designated Securities,  Related Securities,  and Mutual
     Fund  Securities.  Minimum  holding  periods  generally  do  not  apply  to transactions in U.S. Government Securities, most equity Securities,  shares of Money Market Funds, index options or Futures  Contracts.  Please consult the Code for more details.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until:  (a) the close of  business  today,  or (b) until you  discover  that the information on this request form is no longer accurate.(10)

            ______________________________________
                      Compliance Officer

            ______________________________________
                    Date of Authorization

(10) In the case of a request for  preclearance  of a Limit Order, a new request for preclearance must be submitted if your order is not filled by the close of business today.

                         IPO/PRIVATE PLACEMENT ADDENDUM
                                 TO APPENDIX IX

The following  addendum to the Preclearance  Request Form (Appendix IX) shall be completed by the Compliance  Officer,  and attached to the Preclearance  Request
Form,  whenever  he/she  approves  the  acquisition  of a  Beneficial  Ownership interest in a Security in an Initial Public Offering or in a Private Placement:

(1)  The Advisory Employee is a Portfolio Employee:  ____ Yes    ____ No

(2)  The Investment Transaction involves

     (a)  An Initial Public Offering

          (i)  Of an equity Security:(11)   ____ Yes    ____ No

          (ii) Of a debt Security: ____ Yes    ____ No

     (b)  A Private Placement

          (i)  Of an equity Security: ____ Yes    ____ No

          (ii) Of a Fixed Income Security: ____ Yes    ____ No

(3)  This  investment  opportunity  should be reserved for one or more  Advisory
     Clients: ____ Yes(12)  ____ No

(4)  This investment  opportunity  has been offered to the Advisory  Employee by virtue of his/her position with PIMCO: ____  Yes(13)  ____  No

Other reasons supporting the decision to approve this acquisition:

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

(11) An Advisory  Employee  may not acquire  Beneficial  Ownership  of an equity
     Security in an Initial Public Offering.

(12) This Investment Transaction may not be approved.

(13) This Investment Transaction may not be approved.

                                   APPENDIX X

                            PRECLEARANCE REQUEST FORM
                       FOR AN INVESTMENT TRANSACTION IN A
                              PIMCO CLOSED END FUND

     This form must be submitted to a Compliance  Officer  before  executing any
Investment  Transaction in a PIMCO Closed End Fund. Before completing this form, you should review the PIMCO Code,  including the terms defined in that Code. The capitalized  terms  used in this  form are  governed  by those  definitions.  In addition, the Code provides information regarding your preclearance  obligations under the Code,  and  information  regarding the  Transactions,  Securities  and
Futures Contracts that are exempt from the Code's preclearance requirement.(14)

     No Investment  Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment  Transaction by a Compliance
Officer.  Unless otherwise  specified,  that  authorization  shall be effective, unless  revoked,  until the  earlier  of (a) the close of  business  on the date authorization  is given,  or (b) until you  discover  that  information  on this preclearance request form is no longer accurate.

(1)  Your name: ________________________

(2)  If different  from (1), name of the person or trust in which the Investment
     Transaction will occur:  ________________________

(3)  Relationship of (2) to (1): ________________________

(4)  Name of the firm through which the Investment Transaction will be executed:
     ________________________

(5)  Name of the PIMCO Closed End Fund: ________________________

(6)  Maximum number of shares for which preclearance is requested:
      ________________________

(7)  Type of Investment Transaction (check all that apply):

    ____Purchase   ____ Sale   ____ Market Order
    ____ Limit Order (Price of Limit Order: _______)

(8)  Do you possess material non-public  information regarding this PIMCO Closed
     End Fund(15)
     ____ Yes    ____ No

(9)  Have you or any Related Account covered by the authorization  provisions of the Code  purchased or sold shares of the same PIMCO Closed End Fund within the past 6 months?(16)
     ____ Yes    ____ No

By executing this form, you hereby certify that you have reviewed the PIMCO Code of  Ethics  and  believe  that the  Investment  Transaction  for  which  you are requesting  preclearance  complies with the General  Principles and the specific requirements of the PIMCO Code.

                                            _______________________________
                                                    Employee Signature

                                            _______________________________
                                                    Print or Type Name

                                            _______________________________
                                                      Date Submitted

(14) Unless exempted, preclearance is required for any Investment Transaction in
     Securities or Related Securities in a Personal Account or a Related Account
     in which you have or will acquire a Beneficial Ownership interest.

(15) Employees are not permitted to acquire or sell a Security when they possess material non-public information regarding the Security or the issuer of the
     Security.

(16) Under  the PIMCO  Code,  an  Advisory  Employee  may not,  within 6 months, purchase and sell,  or sell and  purchase,  shares of the same PIMCO Closed
     End Fund. Please consult the Code for more details.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until:  (a) the close of  business  today,  or (b) until you  discover  that the information on this request form is no longer accurate.(17)

            ______________________________________
                      Compliance Officer

            ______________________________________
                    Date of Authorization

(17) In the case of a request for  preclearance  of a Limit Order, a new request for preclearance must be submitted if your order is not filled by the close of business today.

                                   APPENDIX XI

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

              PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM
                  (To be submitted to local compliance officer)

(1)  Name of employee requesting authorization:________________________

(2)  If different from #1, name of the account where the trade will occur:
     ________________________

(3)  Relationship of (2) to (1):________________________

(4)  Name of brokerage firm and account number:________________________

(5)  Name of fund and type of security (e.g. common or preferred shares):
     ________________________

(6)  Ticker Symbol:________________________

(7)  Intended number of shares:________________________

(8)  Is the transaction being requested a purchase or sale?_____________________
     (NOTE: short sales are not permitted)

Please answer the following questions TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(9)  Has the  fund  completed  all  its  initial  common  and  preferred  shares offerings and is not otherwise engaged in an offering of its shares?
     ______ Yes         ______ No

(10) Does the requested  transaction  violate the Closed-End  Dividend  Blackout
     Calendar posted on the Compliance Tab of the intranet?
     ______ Yes         ______ No

(11) Do you possess material nonpublic information regarding the security or the
     issuer of the security? ______ Yes         ______ No

(12) Are you a Section 16 reporting  person with respect to the fund you wish to
     buy or sell?  ______ Yes         ______ No

(13) If the requested  transaction  is a sale,  has the required  holding period been met? ______ Yes ______ No

If you have any questions about how to complete this form please contact a local compliance officer.

Approvals  are valid until the close of business  on the day  approval  has been granted.  Accordingly GTC (good till canceled) orders are prohibited. If a trade is not  executed by the close of  business,  you must submit a new  preclearance request.  Obtaining preclearance satisfies the preclearance  requirements of the
Code of Ethics (the "Code") and does not imply  compliance with the Code's other provisions.

By signing below, the employee certifies that the above requested transaction is in compliance with the Company Code of Ethics.

                                                  ______________________________
                                                  Employee Signature

                                                  ______________________________
                                                  Date Submitted

PIMCO Compliance Officer

  _____ Authorized     _____ Not Authorized

By:_____________________

Printed Name:_____________________

Date:_____________________

---------------------------------------------

AGI Compliance Officer

  _____ Authorized     _____ Not Authorized

By:_____________________

Printed Name:_____________________

Date:_____________________

                                      I-1

                                  APPENDIX XII
                        (as amended as of March 10, 2008)

                            PIMCO COMPLIANCE OFFICERS

                                  David Flattum
                                (General Counsel)

                                  Steven Ludwig
          (Deputy Chief Compliance Officer & Chief Compliance Officer)

                               Bradley W. Paulson
                              J. Stephen King, Jr.
                               Kevin M. Broadwater
                                   Arthur Ong